OMNICOM GROUP INC.
437 Madison Avenue
New York, New York 10022

NOTICE OF 2013 ANNUAL MEETING OF SHAREHOLDERS

Meeting Date:	Tuesday, May 21, 2013
Time:	10:00 a.m. Eastern Daylight Time
Place:	Interbrand Cincinnati 4000 Smith Road Suite 200 Cincinnati, Ohio 45209
Subject:	1.	Elect the directors named in the Proxy Statement accompanying this notice to the Company’s Board of Directors to serve until the Company’s 2014 Annual Meeting of Shareholders or until the election and qualification of their respective successors.
	2.	Ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2013.
	3.	Approve the Omnicom Group Inc. 2013 Incentive Award Plan.
	4.	Vote on an advisory resolution on the Company’s executive compensation.
	5.	Vote on the shareholder proposals described in the accompanying Proxy Statement, if properly presented at the 2013 Annual Meeting of Shareholders.
The Board unanimously recommends that you vote:
• FOR each of the director nominees;
• FOR the ratification of the appointment of KPMG LLP as our independent auditors;
• FOR the approval of the Omnicom Group Inc. 2013 Incentive Award Plan;
• FOR the advisory resolution on the Company’s executive compensation; and
• AGAINST the shareholder proposals described in the accompanying Proxy Statement.
Record Date:	April 2, 2013

     Shareholders will also transact any other business that is properly presented at the meeting. At this time, we know of no other matters that will be presented.

     In accordance with the rules promulgated by the U.S. Securities and Exchange Commission, we sent a Notice of Internet Availability of Proxy Materials on or about April 11, 2013, and provided access to our proxy materials on the Internet, beginning on April 11, 2013, for the holders of record and beneficial owners of our common stock as of the close of business on the record date.

     Please sign and return your proxy card, vote by telephone or Internet (instructions are on your proxy card), or vote your shares in person, so that your shares will be represented whether or not you plan to attend the 2013 Annual Meeting of Shareholders.

MICHAEL J. O’BRIEN
Secretary

New York, New York
April 11, 2013

OMNICOM GROUP INC.
437 Madison Avenue
New York, New York 10022

PROXY STATEMENT

     The Board of Directors of Omnicom Group Inc., a New York corporation (“Omnicom,” the “Company,” “we,” “us” or “our”), is using this Proxy Statement to solicit proxies for our 2013 Annual Meeting of Shareholders (“2013 Annual Meeting”) on Tuesday, May 21, 2013 at 10:00 a.m. Eastern Daylight Time, at Interbrand Cincinnati, 4000 Smith Road, Suite 200, Cincinnati, Ohio 45209 and at any adjournments or postponements of the 2013 Annual Meeting. In accordance with the rules promulgated by the U.S. Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials on the Internet. This Proxy Statement and our 2012 Annual Report to Shareholders are available, beginning April 11, 2013, on our website at http://www.omnicomgroup.com/investorrelations. You may also access our Proxy Statement and our 2012 Annual Report to Shareholders at https://materials.proxyvote.com/681919.

     Holders of our common stock, par value $0.15 per share, as of the close of business on April 2, 2013, will be entitled to vote their shares at the 2013 Annual Meeting. On that date, there were 262,949,729 shares of our common stock outstanding, each of which is entitled to one vote for each matter to be voted on at the 2013 Annual Meeting.

     You can vote your shares:

•	by returning the proxy card;
•	through the Internet at the website shown on the proxy card or notice of Internet availability of proxy materials;
•	by telephone using the toll-free number shown on the proxy card or notice of Internet availability of proxy materials; or
•	in person at the 2013 Annual Meeting.

     Votes submitted through the Internet or by telephone must be received by 11:59 p.m. Eastern Daylight Time on Monday, May 20, 2013. For shares held in our employee retirement savings plan and/or our employee stock purchase plan, however, votes submitted through the Internet or by telephone must be received by 11:59 p.m. Eastern Daylight Time on Thursday, May 16, 2013. Internet and telephone voting are available 24 hours a day and, if you use one of these methods, you do not need to return a proxy card. If you attend the meeting and vote in person, your vote will supersede any earlier voting instructions.

     You may be asked to present valid photo identification, such as a driver’s license or passport, before being admitted to the 2013 Annual Meeting. Cameras, recording devices and other electronic devices will not be permitted at the 2013 Annual Meeting.

     If you hold shares in “street name” (that is, through a bank, broker or other nominee) and would like to attend the 2013 Annual Meeting, you will need to bring an account statement or other acceptable evidence of ownership of our common stock on April 2, 2013, the record date for voting. Alternatively, in order to vote, you may obtain a proxy from your bank, broker or other nominee and bring the proxy to the 2013 Annual Meeting.

     Additional information about the meeting is included below in this Proxy Statement in the section entitled “Information About Voting and the Meeting.”

CORPORATE GOVERNANCE

Board Composition and Leadership; Stock Ownership Guidelines

     Our Board of Directors currently consists of 13 directors: 11 independent or outside directors, our Chairman of the Board (Bruce Crawford) and our President and Chief Executive Officer (John D. Wren). Each director stands for election annually. Biographical information and information about the Committees on which our directors serve is included below in the section entitled “Items To Be Voted On: Item 1 — Election of Directors.”

     We have maintained a separate Chairman of the Board and CEO since January 1, 1997, and we treat those positions as separate and distinct. The CEO is responsible for the overall execution of the Company’s strategy. The Chairman of the Board provides guidance and mentorship to the CEO, and presides over meetings of the full Board. We believe that this leadership structure enhances the accountability of the CEO to the Board and strengthens the Board’s independence from management.

     Our Chairman of the Board, Bruce Crawford, has tremendous experience both with Omnicom and in advertising. He began his career in advertising in 1956 and, in 1963, he joined BBDO Worldwide. He held a variety of high-level positions at BBDO, including that of President and CEO. He was Omnicom’s President and CEO from 1989 until 1995, when he became Omnicom’s Chairman of the Board and CEO. Upon Mr. Wren’s appointment as President and Chief Executive Officer in 1997, Mr. Crawford resigned from his role as CEO, while remaining Chairman of the Board as well as an executive officer. Our Board has determined that Mr. Crawford’s continued role as Chairman of the Board allows us to further benefit from the depth of Mr. Crawford’s prior experience and helps us preserve our distinctive culture and history.

     Mr. Wren is a member of the Board in addition to being our President and CEO. Separating the roles of CEO and Chairman of the Board allows Mr. Wren to focus his efforts on running our business and managing the Company in the best interests of our shareholders.

     We believe our CEO and our Chairman of the Board have an excellent working relationship that has allowed Mr. Wren to focus on our Company’s successful performance. Our Governance Committee oversees the evaluation of the Board and makes recommendations to the Board with respect to the Board’s performance and standards and procedures for review of the Board’s performance. Our Governance Committee is tasked with evaluating and making recommendations to the Board with respect to the functions of our Board committees including their structure, responsibilities, performance and composition.

     Our Board believes that the current Board leadership structure is best for the Company and its shareholders at this time.

     Our outside directors are Alan R. Batkin, Mary C. Choksi, Robert Charles Clark, Leonard S. Coleman, Jr., Errol M. Cook, Susan S. Denison, Michael A. Henning, John R. Murphy, John R. Purcell, Linda Johnson Rice and Gary L. Roubos. Our Board has determined that all of our outside directors are “independent” within the meaning of the rules of the New York Stock Exchange, Inc. (“NYSE”), as well as under our Corporate Governance Guidelines. Our Corporate Governance Guidelines are posted on our website at http://www.omnicomgroup.com. In determining that each of our outside directors is independent, the Board of Directors took into consideration the answers to annual questionnaires completed by each of the directors, which covered any transactions with director-affiliated entities. The Board also considered that Omnicom and its subsidiaries occasionally and in the ordinary course of business, sell products and services to, and/or purchase products and services from, entities (including charitable foundations) with which certain directors are affiliated. The Board determined that these transactions were not material to Omnicom or the entity and that none of our directors had a material interest in the transactions with these entities. The Board therefore determined that none of these relationships impaired the independence of any outside director.

     As a matter of policy, the independent non-management directors regularly meet in executive session, without management present. They met six times in 2012. Our Board has appointed Mr. Purcell, the Chairman of our Governance Committee, to preside over executive sessions of the Board.

     The Board encourages stock ownership by directors and senior executives. Directors may elect to receive some or all of their cash director compensation in our common stock. Information about stock ownership by our directors and executive officers is included below in the section entitled “Stock Ownership”, information about

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stock ownership guidelines for our named executive officers is included below in the section entitled “Executive Compensation: Compensation Discussion and Analysis”, information about stock ownership guidelines for our directors is included below in the section entitled “Directors’ Compensation for Fiscal 2012.”

Board Operations

     Our Board met seven times during 2012. The Board generally conducts specific oversight tasks through Committees so that the Board as a whole can focus on strategic matters and those particular tasks that by law or custom require the attention of the full Board. Our Board has established six standing Committees, functioning in these areas, as explained more fully below:

•	audit and financial reporting
•	management/compensation
•	corporate governance
•	finance and acquisitions/divestitures
•	attendance to matters requiring consideration between Board meetings
•	qualified legal compliance

     Each of the Committees operates under a written charter recommended by the Governance Committee and approved by the Board. The Board operates pursuant to our Corporate Governance Guidelines. Each Board Committee is authorized to retain its own outside advisors. Our Corporate Governance Guidelines and Committee charters that have been approved by the Board are posted on our website at http://www.omnicomgroup.com.

     Audit Committee: The Audit Committee’s purpose is to assist the Board in carrying out its financial reporting and oversight responsibilities, including oversight of risk as described in “Risk Oversight” below. In this regard, the Audit Committee assists the Board in its oversight of (a) the integrity of our financial statements, (b) compliance with legal and regulatory requirements, (c) the qualifications and independence of our independent auditors, and (d) the performance of our internal audit function and independent auditors. Furthermore, the Audit Committee prepares the report included below in the section entitled “Audit Related Matters: Audit Committee Report.” The Audit Committee also has the power to retain or dismiss our independent auditors and to approve their compensation.

     The members of our Audit Committee are Messrs. Murphy (Committee Chair), Henning (Committee Vice Chair), Clark and Cook and Ms. Choksi. The Board has determined that each member of our Audit Committee is “independent” within the meaning of the rules of both the NYSE and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. The Board has also determined that each member of our Audit Committee is an “audit committee financial expert,” is “financially literate” and has “accounting or related financial management expertise,” as such qualifications are defined by SEC regulations and the rules of the NYSE, respectively. In addition to being a member of Omnicom’s Audit Committee, Mr. Henning serves on the audit committees of three other public companies. The Board has determined that Mr. Henning’s additional board service does not negatively impact his service to the Omnicom Audit Committee. It is the Board’s opinion that Mr. Henning’s breadth and depth of financial experience and knowledge greatly enhance the abilities and competencies of the Omnicom Audit Committee, and that, as a retiree, Mr. Henning has ample time and capacity to serve such other public company audit committees without impairing his ability to serve Omnicom. In the Board’s opinion, such service actually enhances his ability to serve Omnicom.

The Audit Committee met 11 times last year.

     Compensation Committee: The Compensation Committee’s purpose is (a) to assist the Board in carrying out its oversight responsibilities relating to compensation matters, including oversight of risk as described in “Risk Oversight” below, (b) to prepare a report on executive compensation for inclusion in our annual Proxy Statement and (c) to administer and approve awards under our equity and other compensation plans. The report of the Compensation Committee is included below in the section entitled “Executive Compensation: Compensation Committee Report.”

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     None of our Compensation Committee members is a current or former employee or officer of Omnicom or its subsidiaries. None of the Compensation Committee members has ever had any relationship requiring disclosure by Omnicom under Item 404 of the SEC’s Regulation S-K. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has an executive officer serving as a member of our Board or its Compensation Committee.

     The members of our Compensation Committee are Mr. Roubos (Committee Chair), Ms. Denison (Committee Vice Chair), Messrs. Batkin, Coleman and Henning and Mrs. Johnson Rice. The Board has determined that each member of our Compensation Committee is “independent” within the meaning of the rules of the NYSE and a “non-employee director” within the meaning of the regulations of the SEC.

     The Compensation Committee met nine times last year.

     Governance Committee: The Governance Committee’s purpose is to assist the Board in carrying out its oversight responsibilities, including oversight of risk as described in “Risk Oversight” below, relating to (a) the composition of the Board and (b) certain corporate governance matters. As part of its responsibilities, the Committee considers and makes recommendations to the full Board with respect to the following matters:

•	director nominees and underlying criteria for election to the Board and its Committees;
•	the functions of the Board Committees;
•	standards and procedures for review of the Board’s performance;
•	our corporate governance policies generally, including with respect to director qualification standards, responsibilities, access to management and independent advisors, compensation, orientation and education, and performance evaluation;
•	management succession;
•	the Code of Conduct applicable to our directors, officers and employees; and
•	the Governance Committee’s performance of its own responsibilities.

     The members of our Governance Committee are Messrs. Purcell (Committee Chair), Clark (Committee Vice Chair), Coleman and Cook, and Mses. Denison and Johnson Rice. The Board has determined that each member of our Governance Committee is “independent” within the meaning of the rules of the NYSE.

     The Governance Committee met seven times last year.

     Nominations for directors at our 2014 Annual Meeting of Shareholders may be made only by the Board or a Board Committee, or by a shareholder entitled to vote who delivers notice along with the additional information and materials required by our By-laws to our Corporate Secretary not later than 60 days prior to the date set for the 2014 Annual Meeting of Shareholders. Our By-laws provide that in order for a nomination to be considered, the notice must include the information as to such nominee and submitting shareholder that would be required to be included in a proxy statement under the proxy rules of the SEC if such shareholder were to solicit proxies from all shareholders of Omnicom for the election of such nominee as a director and if such solicitation were one to which Rules 14a-3 to 14a-12 under the Securities Exchange Act of 1934, as amended, applied. We also may require any proposed nominee to furnish such other information as may be reasonably required to determine whether the proposed nominee is eligible to serve as an independent director or that could be material to a reasonable shareholder’s understanding of the nominee’s independence or lack thereof. You can obtain a copy of the full text of the By-law provision noted above by writing to our Corporate Secretary at our address listed on the cover of this Proxy Statement, or on our website at http://www.omnicomgroup.com. Our By-laws have also been filed with the SEC.

     The Governance Committee will consider all candidates recommended by our shareholders in accordance with the procedures included in our By-laws and this Proxy Statement. We did not receive any nominee recommendations from shareholders this year. Any future director candidate recommendations made by shareholders that are properly submitted will be considered by the Governance Committee in the same manner as those submitted by the Board or the Governance Committee itself.

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     Our Board seeks to ensure that it is composed of individuals not only with substantial experience and judgment but also from diverse backgrounds and experiences. In determining the nominees for the Board, our Governance Committee considers the criteria outlined in our Corporate Governance Guidelines including a nominee’s background and experience in relation to other members of the Board, his or her readiness to commit the time required to discharge Board duties and independence issues. In addition, our Governance Committee considers the composition of the Board as a whole and diversity in its broadest sense, including persons diverse in geography, gender and ethnicity as well as representing diverse viewpoints, age, and professional and life experiences. In considering diversity, director nominees are neither chosen nor excluded solely or largely based on any one factor. The Governance Committee considers a broad spectrum of skills and experience to ensure a strong and effective Board.

     Our Governance Committee oversees the evaluation of the Board and makes recommendations to the Board with respect to the Board’s performance and standards and procedures for review of the Board’s performance. Our Governance Committee is tasked with evaluating and making recommendations to the Board with respect to the functions of our Board Committees including their structure, responsibilities, performance and composition.

     The Governance Committee reviews the composition of the Board at least annually and recommends to the full Board nominees for election. The Governance Committee identifies the skills and experience needed to replace any departing director and may perform research, either itself or by engaging third parties to do so on its behalf, to identify and evaluate director candidates.

     Finance Committee: The Finance Committee’s purpose is to assist the Board in carrying out its oversight responsibilities relating to financial matters affecting Omnicom, including in respect of acquisitions, divestitures and financings and the oversight of risk as described in “Risk Oversight” below.

     The members of our Finance Committee are Messrs. Crawford (Committee Chair), Batkin, Murphy, Purcell and Roubos.

     The Finance Committee met nine times last year.

     Executive Committee: The Executive Committee’s purpose is to act on behalf of the Board in the management of the Board’s business and affairs between Board meetings, except as specifically prohibited by applicable law or regulation, or by our charter or By-laws.

     The members of our Executive Committee are Messrs. Coleman (Committee Chair), Crawford, Murphy, Purcell and Roubos.

     The Executive Committee met three times last year.

     Qualified Legal Compliance Committee: Our Qualified Legal Compliance Committee (“QLCC”) is comprised of the current members of our Audit Committee. As contemplated by SEC rules on corporate governance, the purpose of the QLCC is to receive, investigate and recommend responses to reports made by attorneys employed or retained by Omnicom or one of its subsidiaries of evidence of any material violation of U.S. federal or state securities law, material breach of fiduciary duty arising under U.S. federal or state law or a similar material violation of any U.S. federal or state law. The QLCC only meets when necessary and did not meet in 2012.

Director Attendance

     Attendance at Board and committee meetings during 2012 averaged 99% for the directors as a group. Each of our directors attended more than 94 % of the meetings of the Board and the Committees of the Board on which he or she served during 2012. We encourage our directors to attend our annual meetings of shareholders, and all of our directors attended the 2012 Annual Meeting of Shareholders.

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Qualifications of the Members of the Board of Directors

     In accordance with the process for the selection and nomination of directors described above, the Governance Committee reviews the composition of the Board at least annually and recommends to the full Board nominees for election. As part of its evaluation, the Governance Committee considers the slate of directors as a whole as well as the specific skills, backgrounds, experiences and qualifications of each nominee. The Board believes that a combination of skill-sets and experiences in a variety of industries provides the Board with the necessary range and depth of knowledge to most effectively oversee a company as large and complex as Omnicom. In addition to each nominee’s business experience and service on the boards of other companies, the Board takes into consideration other factors such as the educational background of each director nominee. The below does not include personal traits such as integrity and time commitment that are essential to a nominee’s qualifications and is not intended to be an exhaustive description of the qualifications that the Board considered with respect to the director nominees.

•	John D. Wren: Through the positions Mr. Wren has held at Omnicom and its networks, including that of President and Chief Executive Officer of Omnicom since January 1997, Mr. Wren possesses an in-depth understanding of the Company’s complex global businesses and strategy. As the former Chief Executive Officer of Omnicom’s Diversified Agency Services division, Mr. Wren has tremendous advertising, marketing and corporate communications experience. Under his leadership, Diversified Agency Services grew to become Omnicom’s largest operating group. Together with his strategic vision, Mr. Wren’s vast knowledge of Omnicom, its businesses and its clients enables him to provide important insights to the Board. Mr. Wren is also a member of the International Business Council of the World Economic Forum, and as such, he has direct exposure to the dynamic issues facing a myriad of international companies. This exposure is a valuable asset to the Company and enhances the Board’s ability to judiciously oversee management of Omnicom’s own complex global businesses.
•	Bruce Crawford: Mr. Crawford brings to the Board an unmatched tenure and degree of experience in the advertising, marketing and corporate communications industries. His involvement in the industry began in 1956, and since then he has held a diverse array of positions, such as Omnicom’s Chairman of the Board, President, and Chief Executive Officer. In addition, Mr. Crawford has held a variety of high-level positions at BBDO and for several years was the President and Chief Executive Officer of BBDO. These positions have earned Mr. Crawford an extremely keen understanding and a vast scope of knowledge of Omnicom’s business operations and strategy. Mr. Crawford’s experiences and qualifications also include his active involvement on a number of non-profit boards.
•	Alan R. Batkin: The selection of Mr. Batkin as a director nominee was partly grounded in the fact that his 16 years of experience as the Vice Chairman of a geopolitical consulting firm advising multinational companies brings to the Board a genuine comprehension and knowledge of the strategy and management of a dynamic and global business. Mr. Batkin understands the complex relationships crucial to successfully running international businesses, as well as the sophisticated strategies involved in expanding international business operations. Growing Omnicom’s non-U.S. operations is critical to our long-term business strategy and Mr. Batkin’s expertise in this regard is a critical component of the Board’s mix of skill sets. Having worked for more than 22 years in senior investment banking and accounting positions, Mr. Batkin also has high-level financial experience and can provide the Board with valuable input relating to matters of corporate finance and asset management. This experience is additive not only to his role as a director, but also to his service as a member of our Finance Committee. In addition, Mr. Batkin has extensive experience serving on the boards and audit committees of several public companies in a variety of industries.
•	Mary C. Choksi: With her extensive investment management experience, Ms. Choksi brings to the Board a sophisticated comprehension of the financial matters inherent to running a global business enterprise. It is central to Omnicom’s growth and successful financial performance that the Board of Directors’ knowledge-base includes Ms. Choksi’s understanding of the utilization of assets to generate growth. Ms. Choksi is a founding partner and Managing Director of the investment management enterprise Strategic Investment Group and a founder and, until recently Managing
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Director, of Emerging Markets Management, which manages portfolios of emerging markets securities. As such, Ms. Choksi has the highest level of experience managing assets, evaluating investment risk, developing investment strategies and determining the optimal use of corporate assets. In addition, Ms. Choksi’s career includes 10 years of experience at the World Bank, primarily working in the Bank’s development arm focusing on projects in South and Southeast Asia. Through this role, Ms. Choksi acquired a keen appreciation of the many challenges facing a multinational company as it navigates foreign markets and hones its global investment strategies. Collectively, this experience and learning is an extremely valuable component of the overall mix of skills necessary for the Board to effectively oversee the development of Omnicom’s diversified global businesses. Ms. Choksi also has considerable experience as a member of the board and audit committees of other public companies.

•	Robert Charles Clark: Among other things, Mr. Clark provides the Board with corporate governance expertise and substantial knowledge of corporate law, including experience gained as a Harvard University Distinguished Service Professor, Harvard Law School, and a tenured professor of law at Yale Law School. In these positions Mr. Clark has become one of the foremost authorities on corporate governance matters and has developed an acute appreciation for the intricacies of corporate law and a tremendous knowledge of corporate governance best practices. Mr. Clark’s corporate governance and compliance expertise is particularly beneficial to his service as a member of Omnicom’s Governance and Audit Committees. In addition, Mr. Clark has valuable accounting experience through the position he has held as dean of a leading law school responsible for all aspects of its management, including financial. Mr. Clark also has extensive public and private company board experience and serves as a member of the Audit Committee and Chair of the Nominating & Governance Committee of Time Warner. He also serves as Chair of the Nominating and Governance Committee and a member of the Human Resources, Corporate Governance and Social Responsibility, and Executive Committees of Teachers Insurance and Annuity Association (TIAA). Through his service on the boards of both corporate institutions such as Time Warner and financial institutions such as TIAA, as well as the boards of other large public companies, Mr. Clark possesses an in-depth knowledge of the financial management and business operations and strategies of a global enterprise.
•	Leonard S. Coleman, Jr.: Omnicom and its Board of Directors benefit from the diverse business experience that Mr. Coleman has acquired over his career, including during more than a decade of senior management experience in Major League Baseball where he took on a wide range of executive management responsibilities. Mr. Coleman gained significant financial experience through his years of working as a municipal finance banker at Kidder Peabody. Further, he has extensive government experience having served as Commissioner of the New Jersey Department of Community Affairs where his responsibilities included overseeing all local and county budgets. As Commissioner of New Jersey’s Department of Energy, he developed energy policy for the state. In addition, Mr. Coleman was Chairman of the Hackensack Meadowlands Development Commission developing zoning regulations for the area, Chairman of the New Jersey Housing and Mortgage Finance Agency, Vice Chairman of the State Commission on Ethical Standards, a member of the Economic Development Authority, Urban Enterprise Zone Authority, Urban Development Authority, State Planning Commission and New Jersey Public Television Commission, and President of the Greater Newark Urban Coalition. Mr. Coleman also lived overseas for several years serving as a management consultant. Mr. Coleman’s experiences and qualifications also include active involvement on the boards of a number of large public companies, providing him with a deep understanding of the operational and financial aspects of businesses, both domestic and international.
•	Errol M. Cook: Mr. Cook provides the Board with, among other things, valuable accounting experience and financial expertise that directly relates to Omnicom’s businesses, including through the high-level positions he has held at the international accounting firm Ernst & Young. He served as Chairman of the Media and Entertainment Committee and Chairman of the Retail Industry Committee of the New York State Society of CPAs. While at Warburg Pincus, a global leader in the private equity industry, Mr. Cook served on the FASB task force on business combinations and goodwill accounting and later consulted for companies preparing for Sarbanes-Oxley. Through such
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work experience, Mr. Cook has developed an expert understanding of corporate compliance issues and best practices, which is a valuable contribution to his service as a member of Omnicom’s Audit and Governance Committees. All of these positions have provided Mr. Cook with a strong accounting and financial background, including a comprehensive understanding of accounting rules and practices, financial statements, corporate finance, capital markets and asset management, each specifically in the context of Omnicom’s businesses. Mr. Cook also has experience as a former member of the board and audit committees of other public companies.

•	Susan S. Denison: With her many years of experience in media and marketing, including multiple senior management roles for companies as varied as Richardson-Vicks, Clairol, Showtime Networks, Revlon and Madison Square Garden, Ms. Denison provides Omnicom and its Board with a deep understanding of consumer behavior and a strategic vision of the business operations of Omnicom’s agencies. As Partner of an executive search firm and an executive within the media, entertainment and consumer products industries, Ms. Denison brings to the Board an intimate familiarity with executive compensation practices, as well as an extensive knowledge of complex media strategies, the oversight of management, and consumer market insights. Ms. Denison’s leadership experience as a Partner at Cook Associates where she is involved in executive recruiting of the most senior executives, generally at the “C Suite” level, provides her with unparalleled knowledge of the compensation policies and practices of large public companies. This knowledge is an extremely valuable contribution to her role as a member of Omnicom’s Compensation Committee and better enables the Board to perform its function of overseeing management retention and succession. Ms. Denison also brings an international perspective to the Board through her prior service on the Board and Compensation Committee of a company listed on the Tel-Aviv Stock Exchange.
•	Michael A. Henning: The selection of Mr. Henning as a director nominee was based, among other things, upon his extensive experience gained over a career spanning 40 years in senior positions for Ernst & Young, an internationally recognized accounting firm. At Ernst & Young, Mr. Henning served in a variety of positions including that of Deputy Chairman, Chief Executive Officer International, and Vice Chairman of Taxation. One of the many areas in which Mr. Henning’s long and distinguished career has made him knowledgeable is taxation, both domestic and international. His highly developed understanding of complex domestic and worldwide taxation regulations, policies and practices is an important component of the Board’s aggregation of skill-sets. Mr. Henning’s in-depth understanding of financial and accounting matters and his perceptive insights into the issues facing a multinational business such as Omnicom are extremely helpful to the Board and its Audit Committee. Further, Mr. Henning has served on the board, audit committees and compensation committees of several large public companies.
•	John R. Murphy: Mr. Murphy has significant experience in the newspaper publishing industry in which he has served in the roles of president, publisher and editor. In such varied roles, his supervisory purview has included the advertising and circulation departments, allowing him to bring to the Board a keen knowledge of the media buying perspective which is a crucial component of Omnicom’s businesses. In addition, Mr. Murphy’s service as Vice Chairman of National Geographic Society for over 13 years provides him with valuable business, leadership and management experience and allows him to provide the Board with insight into strategic business development and operational matters. Mr. Murphy also has considerable financial knowledge and expertise based in part on his mutual fund and hedge fund experience as the Co-Chairman of PNC Funds. Through his service on the boards of other companies in a wide variety of industries and, in particular, through his long tenure as the chairman of the audit committees of three public companies, including Omnicom, Mr. Murphy has a sizeable amount of board and audit committee experience which is a significant asset to Omnicom’s Board and greatly enhances his position as the Chairman of its Audit Committee.
•	John R. Purcell: Among his other qualifications, Mr. Purcell’s years of experience as a tax lawyer at Covington & Burling and as internal tax counsel at United Technologies have endowed him with a keen insight into legal issues and corporate compliance matters. The strength of judgment derived from this honed insight is a crucial aspect of what qualifies him to serve as the Chairman of
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Omnicom’s Governance Committee. Further, his extensive experience as a tax lawyer also provides him with a true understanding of the important taxation issues implicated in Omnicom’s global business operations. In addition, Mr. Purcell has many years of senior management experience working in the publishing, broadcasting and marketing industries in roles as varied as Chief Executive Officer, Chief Financial Officer and Chief Operating Officer which gives him a solid grasp of how to effectively oversee the management of a complex advertising, marketing and corporate communications company and, coupled with his distinguished career in banking and finance, how to deploy a global corporation’s assets and optimize its capital structure. As a member of Omnicom’s Board of Directors since its creation in 1986, Mr. Purcell has a deep understanding of Omnicom’s history, strategies, operations, businesses and customers. This accumulated knowledge is an asset to the Board and is extremely valuable to Omnicom in the development of its complex global businesses. Mr. Purcell’s contribution to Omnicom’s Board is further enhanced by his extremely significant board experience at approximately 15 other public companies.

•	Linda Johnson Rice: As a director, Mrs. Johnson Rice provides Omnicom with a unique perspective into expanding the operations and building the businesses of a global corporate enterprise, in part developed through her leadership role as Chairman of a multi-media company. The knowledge-base Mrs. Johnson Rice has developed through her experience in this role is a valuable part of the Board’s overall mix of business expertise, particularly in light of the importance of growth to Omnicom’s commitment to increasing shareholder value. In addition, Mrs. Johnson Rice’s acute understanding of advertising and brand management and substantial knowledge of consumer businesses developed during her tenure as a Vice President and later as President and Chief Operating Officer and Chief Executive Officer of Johnson Publishing Company brings to the Board valuable insight into Omnicom’s businesses and the concerns of its clients, a matter of paramount importance to Omnicom’s global business strategy. Mrs. Johnson Rice also has very broad experience through having served for more than 20 years on the boards, audit committees, compensation committees and nominating and governance committees of several other large public companies in a variety of industries.
•	Gary L. Roubos: Mr. Roubos has been chosen as a director nominee partly because of his extensive experience in business operations and executive leadership gained from the many years he dedicated to leading a world-wide, diversified industrial manufacturing corporation. As the Chairman and Chief Executive Officer of Dover Corporation, Mr. Roubos developed a broad strategic vision and became expertly knowledgeable about the business operations of a global business enterprise. This vision and knowledge play an important role in the Board’s oversight of Omnicom and its management. Prior to leading Dover Corporation, Mr. Roubos held a variety of manufacturing positions, including plant management and sales, through which he developed a deep understanding of the various components comprising a business enterprise. This knowledge base proved essential to his remarkably successful track record at Dover Corporation and, together with his high-level management experience as the Chairman of Dover Corporation, makes Mr. Roubos’s contribution to Omnicom’s Board extremely valuable. This contribution is further enhanced by the fact that Mr. Roubos has also actively served on public company boards, audit committees, compensation committees and nominating and governance committees.

Risk Oversight

     Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. The principal oversight function of the Board and its Committees includes understanding the material risks the Company confronts and methods to mitigate or manage those risks. Management is responsible for establishing our business strategy, identifying and assessing the related risks and establishing appropriate risk management practices. Our Board reviews our business strategy and management’s assessment of the related risk, and discusses with management the appropriate level of risk for the Company.

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     Our Board administers its risk oversight function with respect to our operating risk as a whole, and the Board and its Committees meet with management at least quarterly to receive updates with respect to our business operations and strategies, financial results and the monitoring of related risks. The Board also delegates oversight to the Audit, Governance, Compensation and Finance Committees to oversee selected elements of risk:

•	Our Audit Committee oversees financial risk exposures, including monitoring the integrity of the financial statements, internal control over financial reporting, and the independence of the independent auditors of the Company. The Audit Committee inquires of management and the accountants about significant risks or exposures and assesses steps management is taking in light of any such risks and discusses guidelines and policies governing the process by which management of the Company assesses and manages the Company’s exposure to risk. The Audit Committee receives an assessment report from the Company’s internal auditors on at least an annual basis and more frequently as appropriate. The Audit Committee also assists the Board in fulfilling its oversight responsibility with respect to compliance with legal and regulatory matters related to the Company’s financial statements and meets quarterly with our financial management, independent auditors and legal advisors for updates on risks related to our financial reporting function.
•	Our Governance Committee oversees governance-related risks by working with management to establish corporate governance guidelines applicable to the Company, including recommendations regarding director nominees, the determination of director independence, Board leadership structure and membership on Board Committees. The Company’s Governance Committee also oversees risk by working with management to adopt codes of conduct and business ethics designed to encourage the highest standards of business ethics.
•	Our Compensation Committee oversees risk management by participating in the creation of compensation structures that create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy.
•	Our Finance Committee oversees financial, credit and liquidity risk by overseeing our Treasury function to evaluate elements of financial and credit risk and advise on our financial strategy, capital structure, capital allocation and long-term liquidity needs, and the implementation of risk mitigating strategies.

     The Company’s management is responsible for day-to-day risk management. The CEO, CFO and General Counsel periodically report on the Company’s risk management policies and practices to relevant Board Committees and to the full Board. Our Treasury, Legal, Controller and Internal Audit functions work with management at the agency level, serving as the primary monitoring and testing function for company-wide policies and procedures, and managing the day-to-day oversight of risk management strategy for the ongoing business of the Company. We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure supports our approach.

Risk Assessment in Compensation Programs

     We have assessed the Company’s compensation programs and have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Frederic W. Cook & Co., an independent third-party compensation consultant, assisted Omnicom management in reviewing our executive and broad-based compensation and benefits programs on a worldwide basis to determine if the programs’ provisions and operations are likely to create undesired or unintentional risk of a material nature. This risk assessment process included a review of program policies and practices; analysis to identify risk and risk control related to the programs; and determinations as to the sufficiency of risk identification, and the balance of potential risk to potential reward. Although we reviewed all compensation programs, we focused on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout.

     Based on the foregoing and the fact that we believe no subsequent change in the Company’s compensation programs creates risks reasonably likely to have a material adverse effect on the Company, we believe that our compensation policies and practices do not create inappropriate or unintended significant risk to the Company

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as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks; are compatible with effective internal controls and our risk management practices; and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Ethical Business Conduct

     We have a Code of Conduct designed to assure that our business is carried out in an honest and ethical way. The Code of Conduct applies to all of our, and our majority-owned subsidiaries’, directors, officers and employees and requires that they avoid conflicts of interest, comply with all laws and other legal requirements and otherwise act with integrity. In addition, we have adopted a Code of Ethics for Senior Financial Officers regarding ethical action and integrity relating to financial matters applicable to our senior financial officers. Our Code of Conduct and Code of Ethics for Senior Financial Officers are available on our website at http://www.omnicomgroup.com, and are also available in print to any shareholder that requests them. We will disclose any future amendments to, or waivers from, certain provisions of these ethical policies and standards for senior financial officers, executive officers and directors on our website within the time period required by the SEC and the NYSE.

     We also have procedures to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters, as well as possible violations of our Code of Conduct or Code of Ethics for Senior Financial Officers. The procedures are posted on our website at http://www.omnicomgroup.com and the websites of our various global networks.

Shareholder Communications with Board Members

     Interested parties, including shareholders, may communicate (if they wish on a confidential, anonymous basis) with the outside directors, the Chairs of our Audit, Compensation, Finance, Governance and Executive Committees or any individual director (including the presiding director of the executive sessions of our independent non-management directors) on board-related issues by writing to such director, the Committee Chair or to the outside directors as a group c/o Corporate Secretary at Omnicom Group Inc., 437 Madison Avenue, New York, New York 10022. The envelope should clearly indicate the person or persons to whom the Corporate Secretary should forward the communication. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications.

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overall Compensation Objectives and Principles

     The Compensation Committee is responsible for establishing, implementing and monitoring Omnicom’s executive compensation policies and program. The overarching goals of our compensation program are to:

•	attract, motivate and retain the talented executives who are a critical component of Omnicom’s long-term success by providing each with a competitive total rewards package; and
•	ensure that executive compensation is aligned with both the short and long-term interests of shareholders.

     We accomplish this by closely tying pay to performance, maintaining a high degree of variable compensation and maintaining competitive compensation levels.

Fiscal Year 2012 Performance

     Though the global economic environment appeared to improve modestly in 2012, issues in several markets remained unresolved, including the uncertainty created by U.S. long-term fiscal imbalances and mounting government debt; and a sustained economic recession across much of Europe. Despite these challenges, Omnicom finished 2012 in a very strong position and entered 2013 well-prepared to respond to the continuing changes in the marketplace.

     Omnicom’s core strategies to achieve growth remained the same: find and maintain the best talent; build a presence in markets that matter today and for the future; improve operating margins; and develop expertise in social, mobile and other emerging platforms. We continued to make significant progress against our key strategic initiatives, generated solid financial growth and achieved our margin objectives by remaining focused on controlling costs and increasing productivity. We completed important acquisitions, investments and partnership arrangements that expanded our global footprint, increased our talent base and deepened our capabilities. The following highlights key achievements that resulted in our progress in 2012:

Omnicom delivered solid financial growth and achieved our margin objectives.

     Full-year revenue was $14.2 billion, which was an increase of 2.5%. Organic growth was very strong at just over 4%. As a result of a combination of strong organic growth and a thorough process to review our portfolio of businesses and drive operational improvements, we returned our full-year EBITA margin to our pre-recession level of 13.4%. Our operating margin was 12.7%, a year-over-year improvement of about 70 basis points. (EBITA is a non-GAAP financial measure that represents earnings before interest, taxes and amortization of intangible assets. EBITA margin is a non-GAAP financial measure that represents EBITA divided by revenue. A reconciliation of EBITA and EBITA margin to the U.S. GAAP financial measure of Operating Income is provided on page 14 of our 2012 Annual Report on Form 10-K.)

     As we continued to successfully build the Company through a combination of prudently priced acquisitions and well-focused internal development initiatives, both our return on invested capital and return on equity continued to lead the industry. In 2012, our return on invested capital remained relatively stable at 18.6% and our return on equity improved to 28.7%. (Return on Invested Capital is defined as After Tax Operating Income divided by the average of Invested Capital at the beginning and the end of the period (book value of all long-term liabilities and short-term interest bearing debt plus shareholders’ equity less cash, cash equivalents and short term investments). After Tax Operating Income is a non-GAAP measure and is defined as operating income less income taxes calculated using the effective tax rate for the applicable period.

     In an effort to support our continued expansion and pursue operational efficiencies in the Asia Pacific region, in 2012 we completed a legal re-organization of our holdings in the region. As a result, our unremitted earnings in the affected countries in the region will be subject to a lower effective tax rate compared to the U.S. statutory tax rate. We expect a recurring benefit of the re-organization to be approximately $11 million per year, which will lower our effective operating tax rate.

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We returned a significant amount of capital to our stockholders, both through our increased regular quarterly dividend and our stock repurchase program.

     We continued to look for ways to maximize the use of our strong cash flows while maintaining a solid balance sheet, and were successful on both counts. For the year, we returned over $1.3 billion to shareholders through dividends and share repurchases, net of proceeds from stock plans, while our credit ratings and leverage ratios remained strong. Since 2002, we have nearly doubled revenues while returning approximately 99% of net income to shareholders. Omnicom increased its quarterly dividend by 33% in the first quarter of 2013, doubling our dividend per share since 2010.

Omnicom continued to invest in the best talent and our agencies were recognized around the world for their work in 2012.

     Throughout the 2012 economic cycle, Omnicom maintained its investment in our talent development programs as a key priority across the Company. As a result, our agencies consistently attract the best talent and led the industry in each of the major markets around the world from a creative and innovation perspective. The following are just a few of the ways in which our agencies were recognized:

•	Adweek named PHD Media “Agency of the Year.”
•	DDB was Campaign’s Advertising “Network of the Year.”
•	BBDO finished first in the Gunn Report 2012 Most Awarded Agency Networks in the World for the seventh year in a row and topped the Big One Awards for the sixth consecutive year.
•	Ketchum was named “2012 Agency of the Year” by PR Week.
•	In December, our agencies won a record number of creative awards at the 2012 Campaign Asia-Pacific and Greater China Agency of the Year Awards held in Singapore and Shanghai, significantly out-pacing our competition.

We expanded our global footprint and moved into new service areas.

     Omnicom continued to expand its presence in key emerging markets through strategic acquisitions that expand our capabilities in new practice areas and markets. We acquired NIM Digital, a leading agency in China specializing in media planning and buying, search and digital production services. We also acquired a number of companies that extended our capabilities in consumer insights and analytics. Equally important are the ongoing organic investments Omnicom made in our networks and agencies. In 2012, Omnicom networks extended their geographic reach in counties including India, Indonesia, Pakistan and Vietnam.

     Our talent pool is expanding as we grow our geographic footprint in developing markets. Our focus on expanding our local presence allowed us to better serve our global clients and gave us access to local clients in developing markets that may be the next decade’s biggest brands. Omnicom leaders drove greater collaboration and integration across our expanding organization, particularly for our largest clients, resulting in better communication, more insights, and better creative and business results on behalf of our clients.

Our investments in digital and analytical capabilities and assets around the world remain of paramount strategic importance.

     Our agencies experimented with new technologies and built new platforms at an impressive pace. Omnicom continued to support them by building our digital capabilities within our agencies. Omnicom agencies, across all of our disciplines, continued to lead and innovate in using the new digital mediums and technologies to better service our clients.

We continued to deliver innovative and integrated solutions using meaningful consumer insights across disciplines and platforms for the benefit of our clients.

     New technologies are generating a vast array of global and local data, and Omnicom agencies are hiring talent with new skill sets, such as PhDs, behavioral analysts and data scientists to provide actionable insights

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into the use of this data. These efforts are driving a tangible shift in how our agencies work together, and deliver benefits to our clients in the form of stronger, more consistent and ultimately more effective communications. They are also allowing us to deliver integrated campaigns across all disciplines and platforms.

     Omnicom approached the increasingly complex and fragmented world of technology by maintaining an open-partnership approach with technology leaders. This allows us to have access to the latest technologies and to adapt our services, seamlessly integrating digital within our clients’ marketing strategy.

Compensation Decisions Reflected Our Performance

     The achievements discussed above were a direct result of the leadership of our named executive officers and other senior executives and provide significant context for the Compensation Committee’s pay-for-performance approach and the key 2012 compensation decisions. Our named executive officers, or “NEOs”, for fiscal year 2012 were:

•	John D. Wren, President and Chief Executive Officer
•	Randall J. Weisenburger, Executive Vice President and Chief Financial Officer
•	Philip J. Angelastro, Senior Vice President Finance and Controller
•	Dennis E. Hewitt, Treasurer
•	Michael J. O’Brien, Senior Vice President, General Counsel and Secretary

     The process by which incentive compensation awards were determined for performance in fiscal 2012 aligns with our pay-for-performance objectives. The incentive award that each named executive officer received was derived from a pre-set formula incorporating a combination of the following quantitative and qualitative performance metrics:

•	Omnicom’s annual financial performance against annual performance targets established by the Compensation Committee;
•	Omnicom’s annual financial performance against that of an industry peer group established by the Compensation Committee; and
•	Individual performance evaluated by looking at how an NEO’s personal performance contributed to advancing Omnicom’s business objectives.

     The Compensation Committee also paid a portion of each NEO’s incentive compensation award in performance restricted stock units (PRSUs), for which the ultimate number of shares awarded will vary based on Omnicom’s future performance as compared to that of an industry peer group. The Compensation Committee believes that the use of PRSUs with the vesting provisions described below in the section entitled “Fiscal Year 2012 Compensation” focuses the executive on the Company’s long-term performance without leading to imprudent risk-taking.

     Omnicom strives to closely link executive compensation to performance by making a significant portion of potential annual compensation variable and performance driven. The more senior an executive becomes, the lower his base pay will be as a proportion of his entire compensation package and the higher his incentive-based and retention components will be as a proportion of his entire compensation package. We believe this is aligned with shareholder interest and the long-term interests of the Company. For each NEO, the majority of his total compensation was variable and based on performance. With respect to our CEO, over 92% of his total compensation was variable and based on performance.

     The Committee believes that our executive compensation program aligns with performance, reflects our business philosophy and reflects competitive practices regarding executive compensation. At our 2012 Annual Meeting of Shareholders, the Company held its second annual advisory vote on executive compensation (a “say-on-pay proposal”). A substantial majority of the votes cast on the say-on-pay proposal at that meeting were voted in favor of our 2011 compensation. The Compensation Committee believes this affirms shareholders’ support of the Company’s approach to executive compensation. Omnicom’s strong performance in fiscal year 2012 reinforces the Committee’s view that our executive compensation program is achieving its objectives, and

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the Committee made no significant changes to the program during the year in response to last year’s say on pay vote. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the named executive officers.

Elements of Omnicom Compensation

     Our principal components of pay are a base salary, an annual performance-based cash award, an annual performance-based equity award, and, periodically, an additional long-term equity award, typically vesting over a five-year period (though no such additional long-term awards were granted for 2012). Each of these components and the manner in which decisions for 2012 were made for each NEO are more fully discussed in the sections that follow.

Base Salary

     The objective of base salary is to provide a portion of compensation to the named executive officer that is not “at risk” like incentive bonuses or equity awards, and is generally unaffected by fluctuations in company performance or the market in general. The base salaries for the named executive officers are determined by the Compensation Committee and, in the case of the President and Chief Executive Officer, approved by the full Board.

     Adjustments in base salary for named executive officers are discretionary and are generally considered no more frequently than every 24 months. Messrs. Wren, Weisenburger and O’Brien have not had an increase in base salary in 10 years. Mr. Angelastro has not had an increase in base salary in eight years. Omnicom determines base salary adjustments based upon the report of our compensation consultant, the general knowledge of our CEO and Compensation Committee of base salaries paid to similarly positioned executives, salaries paid historically, tax and accounting issues and, when appropriate, personal performance as assessed by the Committee and the Chief Executive Officer. No formulaic base salary adjustments are provided to the named executive officers.

Annual Performance-Based Compensation Awards

     A key component of our executive compensation program is an annual performance-based bonus awarded pursuant to Omnicom’s Senior Management Incentive Plan (the “Incentive Bonus Plan”). Under the Incentive Bonus Plan, eligible executive officers may, subject to Compensation Committee oversight and discretion (or in the case of the President and Chief Executive Officer, subject to Board input and ratification), receive annual performance-based bonuses. It is Omnicom’s philosophy that its named executive officers should be rewarded based upon Omnicom’s financial performance as well as each executive’s contribution to advancing Omnicom’s business strategy and our long term performance.

     For performance in fiscal year 2012, the Compensation Committee established a maximum incentive compensation level and a target incentive compensation level set at a percentage of the maximum incentive compensation level, which are shown below in the “Grant of Plan-Based Awards in 2012” table. As described below, the Compensation Committee consults with its compensation consultant to determine the range of total compensation for similarly positioned executives at companies of comparable size and profitability. The Compensation Committee takes the information provided in the compensation consultant report into consideration when determining the bonus range for our named executive officers.

     As described in greater detail below, in exercising its discretion under the Incentive Bonus Plan, the Compensation Committee considered the following combination of quantitative and qualitative performance measures:

•	33 1/3% of each NEO’s incentive awards is based on Omnicom financial performance as compared to annual company targets (“Performance Award”);
•	33 1/3% of each NEO’s incentive awards is based on Omnicom financial performance compared to an industry peer group (“Peer Award”); and
•	33 1/3% of each NEO’s incentive awards is based on individual performance (“Qualitative Award”).
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     We believe our goals are meaningful and challenging, the achievement of which is designed to drive stockholder value.

I. Omnicom 2012 Performance Award (33 1/3% of Target Incentive Award)

     The Compensation Committee considered the following performance measures regarding Omnicom’s 2012 financial performance measured against financial performance targets established by the Committee, with each measure weighted as indicated:

•	2012 return on equity (ROE) (33 1/3%)
•	2012 earnings before interest, taxes and amortization (EBITA) margin (33 1/3%)
•	2012 organic growth (33 1/3%)

     Organic growth is total revenue growth less the change in revenue attributable to foreign exchange rates and businesses acquired net of businesses that were disposed. A predetermined multiplier of between 0 and 2.0 (the “Performance Multiplier”) was ascribed based on the range of Omnicom performance with respect to each performance measure. The performance multipliers ranged from 0 to 2.0 times for: (a) ROE performance of less than 22.0% to greater than 26.0%; (b) EBITA margin performance of less than 12.7% to greater than 13.7%; and (c) organic growth of less than 2.7% to greater than 5.5%, respectively. The Performance Multiplier was applied to each metric’s weighting within the category based on the results achieved to arrive at a weighted score for the performance award (the “Performance Weighted Score”). A description of the calculation of this portion of the incentive award is provided below under the section entitled “Fiscal Year 2012 Compensation Decisions.”

II. Omnicom 2012 Peer Award (33 1/3% of Target Incentive Award)

     The Compensation Committee considered the following performance measures regarding Omnicom’s 2012 financial performance as compared to that of an industry peer group, which includes WPP plc, Publicis Groupe SA, Interpublic Group of Companies and Havas SA, with each measure weighted as indicated:

•	2012 ROE (40%)
•	2012 organic growth (20%)
•	2012 operating income margin (20%)
•	2012 organic growth plus operating income margin (20%)

     A predetermined multiplier of between 0 and 2.0 (the “Peer Multiplier”) was ascribed based on Omnicom’s ranking relative to the industry peer group for each metric. For each performance measure the Peer Multiplier ranged from 0 if Omnicom ranked in fifth place in the industry peer group, to 2.0 times if Omnicom ranked first in the industry peer group. The Peer Multiplier was applied to each metric’s weighting within the category based on the results achieved to arrive at a weighted score for the peer award (the “Peer Weighted Score”). A description of the calculation of this portion of the incentive award is provided below under the section entitled “Fiscal Year 2012 Compensation Decisions.”

III. Qualitative Award (33 1/3% of Target Incentive Award)

     To assess 2012 individual performance, the Compensation Committee, with the assistance of Omnicom’s President and Chief Executive Officer, looked to determine how each named executive officer contributed to advancing the core “pillars” that serve as the foundation of our business strategy: providing best in class services to clients, maximizing efficiencies and minimizing risk through enterprise-wide initiatives and achieving the highest levels of corporate values and integrity.

(1)	Best in Class Client Services. We achieve this goal by securing the finest available talent in the right disciplines, and deploying that talent in the right places across the globe. The Compensation Committee looks to the role a named executive officer has played in developing our personnel and our client and discipline base. With respect to each, the Compensation Committee reviews an executive’s role, as applicable, in:
•	Personnel development
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•	Providing management development and succession planning
•	Recruiting and retaining key and diverse talent
•	Training and educating personnel
•	Client development
•	Retaining clients/business
•	Expanding the depth and breadth of our core clients
•	Developing new client relationships
•	Services development
•	Developing the quality and breadth of our key services
•	Expanding our global presence in the right places
•	Planning acquisitions and divestitures
•	Receiving honors and awards for creative excellence and customer service
(2)	Enterprise-wide initiatives to maximize efficiencies and minimize risk. Next, our finance and operations team strives to maximize efficiencies and minimize risk through enterprise-wide initiatives that create a high return on invested capital. The Compensation Committee reviews each executive’s involvement in key business management issues such as cash management, business planning, Enterprise Risk Management (ERM), information technology initiatives/consolidation, developing and streamlining financial reporting operations and working capital management.
(3)	Corporate values and integrity. Finally, Omnicom leadership strives to achieve the highest levels of corporate values and integrity. The Compensation Committee considers how each executive contributed to Omnicom’s substantial efforts to maximize diversity and inclusion, to achieve the highest levels of corporate social responsibility, including a commitment to environmental and individual community outreach initiatives, and to maintain a professional work-place environment.

     Although each named executive officer is eligible to receive an award pursuant to the Incentive Bonus Plan if his achievements so merit, the granting of a bonus to any named executive officer is entirely at the discretion of the Compensation Committee. The Compensation Committee may choose not to award a bonus to a named executive officer or to reduce the amount of the bonus that results from the application of the quantitative and qualitative measures described above, in each case in light of all factors deemed relevant by the Committee (otherwise referred to in this discussion as “negative discretion”). In addition, to the extent achievement of the performance criteria described above may be impacted by changes in accounting principles and extraordinary, unusual or infrequently occurring events reported in Omnicom’s public filings, the Compensation Committee exercises its judgment whether to reflect or exclude their impact.

     Long Term Equity Component of Annual Performance-Based Compensation Awards

     The Compensation Committee strives to create incentives for the senior management team not only to remain with Omnicom, but to focus long term as a team. We believe that an equity ownership stake in Omnicom is an important component in linking a named executive officer’s compensation to the performance of Omnicom and the creation of long-term shareholder value. Grants of restricted stock, restricted stock units, performance restricted stock units and stock options serve to align the interests of the shareholders with those of the named executive officers by incentivizing the named executive officers toward the creation and preservation of long-term shareholder value. Finally, our equity award agreements contain restrictive covenants that are intended to protect our business in the event of an executive’s departure.

     Each NEO received part of his annual performance-based compensation award for 2012 in PRSUs. This equity award is designed to reward individual contributions to the Company’s performance as well as motivate future contributions and decisions aimed at increasing shareholder value. Each PRSU represents the right to

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receive one share of our common stock upon vesting. The ultimate number of shares received by each NEO will depend upon Omnicom’s return on equity over 2013, 2014 and 2015, as compared to the return on equity of Omnicom’s four principal competitors. The target and maximum values of the PRSUs awarded to each NEO are shown in the Summary Compensation Table on page 25 and the accompanying footnotes and narrative disclosure. Between 0% and 200% of the target number of PRSUs will ultimately be received by the NEOs, depending on Omnicom’s rank as compared to such competitors and the length of the NEOs service with Omnicom over the performance period.

     The PRSUs are eligible to fully vest on December 31, 2015 and distributions of shares underlying the PRSUs will generally occur in 2016. In the event an NEO terminates on or prior to December 31, 2015, he will remain eligible to vest in one-third of the maximum number of PRSUs for each December 31st he is employed between March 6, 2013 and December 31, 2015 and such shares will be distributed in 2016 based on Omnicom’s relative return on equity performance. Vesting of the PRSUs and distribution of shares underlying the PRSUs will be accelerated in the event of death or termination due to disability. In addition, if the PRSUs are not assumed or substituted by an acquirer in a change in control, then they will become fully vested and non-forfeitable.

     Messrs. Wren and Weisenburger are required to retain a certain amount of Company’s equity/stock as described in “Other Arrangements, Policies and Practices Related to Our Executive Compensation Program —Share Ownership Guidelines.”

Compensation Decision Process

     The Compensation Committee annually reviews and approves the compensation of the named executive officers. To aid the Compensation Committee in making its compensation determinations, the Chief Executive Officer annually reviews the performance of each other named executive officer by evaluating the performance factors described in this Compensation Discussion and Analysis and presents his conclusions and recommendations to the Committee. The Compensation Committee considers the Chief Executive Officer’s recommendations, but ultimately exercises its own discretion. With respect to 2012 compensation, the Compensation Committee did not deviate materially from our Chief Executive Officer’s recommendations.

     Because of the competitive nature of our business, the loss of key executives to competitors is a significant risk and Omnicom’s paramount concern is to attract and retain the highest-caliber executive team to ensure that Omnicom is managed in the most effective possible manner. The Compensation Committee directly retains the services of Frederic W. Cook & Co. (“Cook & Co.”), an independent third-party compensation consulting firm, for input on a range of external market factors, including evolving compensation trends, and market-standard compensation levels and elements. Cook & Co. reports directly and exclusively to the Compensation Committee. Cook & Co. only provides compensation consulting services to the Compensation Committee, and works with Omnicom’s management only on matters for which the Committee is responsible. Moreover, Cook & Co. does not perform any other services for, or receive any other fees from, the Company or any of its subsidiaries other than in connection with its work for the Compensation Committee. Cook & Co. stated that it holds no Omnicom stock and the Compensation Committee believes the services Cook & Co. provides for the Company do not raise any conflicts of interest.

     The Compensation Committee consults with Cook & Co. to obtain general observations on the Company’s compensation programs from which the Committee determines the target range of total compensation for each executive. Though Cook & Co. provides general observations on the Company’s compensation programs, it does not determine or recommend specific amounts or forms of compensation for the named executive officers. Although the data provided by Cook & Co. in 2012 influenced the Compensation Committee’s review and analysis, such data did not have a material impact on the Committee’s determination of the levels and elements of our executive compensation in 2012. The peer group the Compensation Committee reviewed in 2012 consisted of companies of comparable size and operational complexity. The group, which was unchanged from 2011, was comprised of the following companies:

Accenture	Computer Sciences Corp.	Time Warner Cable
Automatic Data Processing	DISH Network	Time Warner Inc.
Cablevision	Interpublic Group of Companies	Viacom
CBS	Thomson Reuters	WPP plc

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Fiscal Year 2012 Compensation Decisions

     Base Salary

     Based on our Chief Executive Officer and the Compensation Committee’s general knowledge of base salaries paid to similarly positioned executives at companies of comparable size and profitability, and the Compensation Committee’s emphasis on performance-based compensation, the Compensation Committee decided not to adjust the base salaries of any of the named executive officers in 2012.

     Annual Performance-Based Compensation Award

I. Determination of 2012 Performance Award (33 1/3%)

     As shown below, to determine the Performance Award, the Performance Multiplier is applied to the weight to arrive at a weighted score for each metric. The calculation of weighted score for each key financial metric was as follows:

Calculation of the Weighted Score

	Target Range	2012 Performance	Performance Multiplier	Relative Weight	Weighted Score
ROE	22.0%-26.0%	28. 67%	2.000	33.3%	0.667
EBITA Margin	12.7%-13.7%	13.40%	1.199	33.3%	0.400
Organic Growth	2.7%-5.5%	4.05%	0.982	33.3%	0.327
					1.394
Performance Weighted Score
(1.394 x 33 1/3% (percentage of Target Incentive Bonus Plan Award))					46.47%

II. Determination of 2012 Peer Award (33 1/3%)

     As shown below, to determine the Peer Award, the Peer Multiplier is applied to the relative weight to arrive at a weighted score for each metric. The key financial metrics, corresponding rank amongst the peer group and calculation of the weighted score were as follows:

Calculation of the Weighted Score

	2012 Performance	Peer Group Rank	Weight	Peer Multiplier	Weighted Score
ROE	28.67%	1	40%	2.00	0.800
Organic Growth	4.05%	1	20%	2.00	0.400
Operating Income Margin	12.69%	2	20%	1.50	0.300
Organic Growth + Operating Income Margin	16.74%	2	20%	1.50	0.300
					1.800
Peer Weighted Score
(1.800 x 33 1/3% (percentage of Target Incentive Bonus Plan Award))					60.00%

III. Determination of 2012 Qualitative Award (33 1/3%)

     To assess 2012 individual performance, the Compensation Committee, with the assistance of Omnicom’s President and Chief Executive Officer for NEOs other than himself, looked to the following contributions of each named executive officer toward advancing our business strategy.

     John D. Wren. Under Mr. Wren’s leadership, Omnicom has grown into one of the world’s largest and most respected marketing communications firms. As part of the original management team that created Omnicom in 1986 and as the Company’s chief executive officer since 1997, he has been the architect of a complex strategy that has positioned Omnicom to serve the global marketing requirements of the world’s most sophisticated marketers. He has championed the creation of unique virtual networks across Omnicom agencies, geographies and disciplines to meet the needs of global clients. He was early to envision the potential of digital technologies, leading the Company’s early investment in and development of digital technologies and

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capabilities across each of Omnicom’s agencies. He has also been instrumental in leading the Company’s efforts to extend and deepen Omnicom’s capabilities in rapidly growing markets to meet the needs of clients’ global marketing efforts. Throughout this evolution of the Company, Mr. Wren has ensured that Omnicom agencies and networks have continued to build on their strong legacy of creative excellence. Today, Omnicom’s networks and agencies are regarded as the industry’s most creative, as measured by their share of global awards for creative excellence.

     The strategies implemented by Mr. Wren drove solid financial growth during 2012. Mr. Wren’s emphasis on expanding client relationships, as well as his direct leadership role with many of the Company’s largest global clients, again resulted in industry-leading organic revenue growth. Such growth, along with Mr. Wren’s focus on improving operating efficiencies, including disposing of non-strategic underperforming agencies and leading the Company’s ongoing shared service center strategies, resulted in 8% growth in operating income. Under this leadership, the Company also achieved its stated goal of returning EBITA margins to their 2007 level.

     Mr. Wren developed the Company’s acquisition strategy and identified and invested in high-performing businesses, including those in rapidly growing markets; these initiatives will enable the Company to meet the future marketing requirements of its global clients more effectively. Additionally, he has long been instrumental in identifying, attracting, retaining and developing highly skilled key executives and is deeply committed to disseminating best practices across Omnicom through industry-leading advanced education initiatives such as Omnicom University.

     As a result of Mr. Wren’s leadership, Omnicom both strengthened its balance sheet and returned a significant amount of capital to our stockholders, including $1.3 billion dollars in dividends and share repurchases, net of proceeds from stock plans, during 2012. Over the past ten years under Mr. Wren’s leadership, the Company has doubled its revenues and net income while returning approximately 99% of its cumulative net income during that period to Omnicom shareholders in the form of dividends and share repurchases. Since becoming Chief Executive Officer, Mr. Wren has built and led a management team under whose stewardship Omnicom has averaged an annual return on equity of greater than 23%.

     Randall J. Weisenburger. Mr. Weisenburger provided key leadership and financial management for our Company. He managed the Company’s capital and liquidity effectively, helped to improve Omnicom’s margins, oversaw the reduction of risk and the strengthening of the Company’s balance sheet. He also supervised the enhancement of Omnicom’s financial planning and analysis process. Working with Mr. Wren and our senior network management teams, Mr. Weisenburger identified and invested in high-performing businesses in rapidly growing markets. In addition, he led the ongoing improvements to our working capital management programs, an important effort in maintaining Omnicom’s overall financial performance. Mr. Weisenburger led the efforts to continually develop the skills of our finance and operating personnel and implemented programs for their ongoing professional development. He continued to oversee the Company’s efforts in the areas of corporate ethics, enterprise risk management and global corporate social responsibility, and led the Company’s investor relations efforts.

     Philip J. Angelastro. Mr. Angelastro continued to play a key leadership role in the financial management of the Company. He effectively managed the Company’s financial reporting function and the preparation of all filings and communications with the SEC. He led efforts to define and implement accounting policies and procedures for all Omnicom companies. In addition to overseeing the Company’s financial systems, he played a key role in our ongoing efforts to improve the efficiency and effectiveness of financial reporting and analysis processes across the Company. Mr. Angelastro also managed Omnicom’s global income tax function, its Sarbanes Oxley compliance activities, as well as its U.S. health and welfare and retirement plans.

     Dennis E. Hewitt. Mr. Hewitt successfully supported the Chief Financial Officer in developing and maintaining our overall capital structure, which includes public debt offerings, revolving credit facilities, commercial paper program, bank lines of credit and leasing programs. He successfully oversaw (i) global property and casualty insurance programs and related insurance activities; (ii) capital expenditure planning and administration of related leasing activity; (iii) management of global working capital performance, including client credit exposures; and (iv) conferences focusing on training and professional development. Mr. Hewitt led his department’s efforts to provide global liquidity with interconnected regional treasury centers that fund operating units and daily cash requirements, he also had responsibility for managing the Company’s foreign

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exchange exposure and derivatives. He coordinated global corporate social responsibility projects involving financial employees through Omnicom Cares. Mr. Hewitt also played a key role in developing a global information technology program to provide straight-through processing and paperless solutions.

     Michael J. O’Brien. Mr. O’Brien successfully led the Company’s worldwide legal team, managed legal services provided to the Company, and monitored the Company’s compliance with all applicable laws, rules and regulations around the world. He played a lead role in setting priorities and agendas for the Company’s Board of Directors and its Committees, providing them with advice on corporate governance developments and best practices, as well as legal risks and requirements. He continued to oversee the implementation of several important corporate governance initiatives. Mr. O’Brien was instrumental to the implementation of initiatives to increase diversity throughout the Company. He played a key role in (i) structuring, implementing and managing compensation and benefits programs; (ii) protecting the Company’s intellectual property; (iii) overseeing legal aspects of the Company’s acquisition and financing activities; and (iv) managing the governance of the Company’s many legal entities. In addition, Mr. O’Brien managed the Company’s litigation matters and developed effective litigation strategies.

IV. Compensation Committee Negative Discretion

     In recognition of the significant contributions Omnicom employees made to our strong performance in 2012, the Compensation Committee and management agreed that it was prudent for the Committee to exercise negative discretion to reduce the amount of management bonuses and to reallocate the funds to the general incentive compensation pool. The amount of the incentive awards paid to the named executive officers for performance in 2012 is set forth in the Summary Compensation Table for 2012 on page 25. The amounts actually awarded can be compared to target and maximum incentive award amounts in the Grants of Plan-Based Awards Table on page 26.

     The table below summarizes the calculation of each NEO incentive award for performance in 2012:

Name	Target Incentive Compensation	Performance Weighted Score	Peer Weighted Score	Qualitative Score	Combined Score	Projected Incentive Compensation	Negative Discretion	Total Incentive Compensation
John Wren	$12,000,000	46.5%	60.0%	33.3%	139.8%	$16,771,475	$3,082,643	$13,688,832
Randall Weisenburger	$8,640,000	46.5%	60.0%	33.3%	139.8%	$12,075,462	$2,609,263	$9,466,199
Philip Angelastro	$1,540,000	46.5%	60.0%	33.3%	139.8%	$2,152,339	$465,077	$1,687,262
Dennis Hewitt	$687,500	46.5%	60.0%	33.3%	139.8%	$960,866	$207,624	$753,242
Michael O’Brien	$935,000	46.5%	60.0%	33.3%	139.8%	$1,306,777	$282,368	$1,024,409

     Performance Restricted Stock Unit Award: For each NEO, the Compensation Committee paid a portion of the variable year-end incentive award for performance in 2012 in PRSUs. The maximum number of PRSUs that each NEO is eligible to receive under this award is equal to the dollar value of the equity portion of the 2012 incentive award set forth in the Summary Compensation Table below, divided by the closing price of our common stock on March 6, 2013, the date the PRSUs were awarded ($57.77). The target number is equal to 50% of the maximum (the “Target PRSU Award”). The target amount of each NEO’s award is as follows:

Name	Target PRSU Award
John Wren	45,022
Randall Weisenburger	31,134
Philip Angelastro	7,742
Dennis Hewitt	3,433
Michael O’Brien	4,668

     In 2016 our average return on equity over calendar years 2013, 2014 and 2015 will be compared to the average return on equity for each of WPP plc, Publicis Groupe SA, Interpublic Group of Companies and Havas SA for the same three-year period and Omnicom’s rank amongst these competitors will be determined. The total number of PRSUs to be distributed will be determined by applying the PRSU Multiplier below to the Target PRSU Award:

Omnicom Rank	PRSU Multiplier
1-2	2.00
3	1.33
4	0.67
5	0.00

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     The Compensation Committee believes return on equity provides a consistent and comprehensive measure to assess Omnicom’s relative performance. The Compensation Committee believes using return on equity as the single performance measure achieves clear and simple peer group comparison, and serves as a comprehensive means to evaluate various financial metrics. In addition, return on equity is a measure directly tied to the return to our common shareholders over time.

     In the event an NEO terminates on or prior to December 31, 2015, he will remain eligible to vest in one-third of the maximum number of PRSUs for each December 31st he is employed between March 6, 2013 and December 31, 2015 and such shares will be distributed in 2016 based on Omnicom’s relative return on equity performance. Dividend equivalents will be paid in cash on the maximum number of PRSUs to which the executive is entitled at such times as dividends are paid to stockholders of Omnicom. Vesting of the PRSUs and distribution of shares underlying the PRSUs will be accelerated in the event of death or termination due to disability. In addition, if the PRSUs are not assumed or substituted by an acquirer in a change in control, then they will become fully vested and non-forfeitable. The Compensation Committee believes that these vesting provisions motivate executives to make decisions that focus on the long-term, sustainable growth of our Company, increasing shareholder value as a result.

Other Arrangements, Policies and Practices Related to Our Executive Compensation Program

     Executive Stock Ownership Guidelines. We have adopted Executive Stock Ownership Guidelines that require our President and Chief Executive Officer and Chief Financial Officer to hold shares of Omnicom common stock with a value equal to the specified multiples of base salary indicated below. These guidelines ensure that they build and maintain a long-term ownership stake in Omnicom’s stock that will align their financial interests with the interests of the Company’s shareholders. The applicable guidelines for Messrs. Wren and Weisenburger are as follows:

Position of Executive Officer	Ownership Target Multiple of Salary
President and Chief Executive Officer of Omnicom	6 x Annual Base Salary
Chief Financial Officer of Omnicom	3 x Annual Base Salary

     The guidelines were adopted in the first quarter of 2010 and the executives have five years from the date of the adoption of the guidelines to attain the ownership levels. For purposes of the guidelines, the value of an executive’s stock ownership includes all shares of the Company’s common stock owned by the executive outright (inclusive of unvested equity awards such as restricted shares and performance restricted stock units) or held in trust for the executive and his or her immediate family, plus the executive’s vested deferred stock and allocated shares of the Company’s common stock in employee plans. As of December 31, 2012, both Messrs. Wren and Weisenburger were in compliance.

     Compensation Forfeiture/Clawback Policy. Our Board has adopted an Executive Compensation Clawback Policy covering compensation paid with respect to any period beginning on or after January 1, 2010, to certain of our officers, including our named executive officers. Under this policy, in the event a material restatement of our financial statements is caused by a fraudulent or intentionally illegal act of one of our officers, the non-management members of the Executive Committee of our Board (the “Clawback Committee”) will review the annual performance-based cash bonus paid and any performance-based equity awards granted to such officer with respect to the period covered by the restatement. If the Clawback Committee determines that the amount of such awards would have been lower had they been determined based on such restated financial statements, it may seek to recover the after-tax portion of the difference, including, with respect to equity awards, any gain realized on the sale of any such shares.

     Equity Compensation Policies. Omnicom has adopted a policy regarding grants of equity awards, which provides, among other things, that grants of equity awards to non-employee members of the Board shall be approved by the full Board and any other grants must be approved by the Compensation Committee. With limited exception, the grant date of any equity award will be the date of the Board or Committee meeting at which the award is approved and the exercise price, if applicable, will be no less than the closing price of Omnicom’s common stock on such date.

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     SERCR Plan and Executive Salary Continuation Plan Agreements

     Omnicom has entered into Award Agreements with Messrs. Wren, Weisenburger and Angelastro pursuant to the Senior Executive Restrictive Covenant and Retention Plan, which was adopted in December 2006 (the “SERCR Plan”) and an Executive Salary Continuation Plan Agreement with Mr. Hewitt. These arrangements are discussed in greater detail in the section below entitled “Potential Payments Upon Termination of Employment or Change in Control.”

     Participation in the SERCR Plan was determined to be offered to participating named executive officers by the Compensation Committee based on the value of the benefit provided to Omnicom through the restrictive covenants contained in the SERCR Plan, as a retention mechanism to seek to secure the services of the participating named executive officers by providing post-employment benefits, subject to a minimum period of employment and based on the Compensation Committee’s analysis of the future financial impact of various termination payout scenarios on each of these recipients and on Omnicom. In making the decision to extend these benefits, the Compensation Committee relied on the advice of its independent compensation consultant, Cook & Co., that the program is representative of market practice, both in terms of design and cost. Amounts payable to Mr. Hewitt under his Executive Salary Continuation Plan Agreement are based on past company practice and are in consideration for the covenants to consult and not to compete during the service period of the agreement. The Compensation Committee believes that these benefits are essential in helping Omnicom fulfill its objectives of attracting and retaining key executive talent.

     Deferred Restricted Stock and Restricted Stock Unit Plans. Each of our named executive officers was eligible to defer, at his election, some or all of the shares of restricted stock and restricted stock units that otherwise would have vested. No NEO made such an election in 2012. Balance and payment information with respect to prior elections is reflected in the Nonqualified Deferred Compensation Table on page 28 below. Omnicom pays participants an amount equal to the cash dividends that would have been paid on the shares or units in the absence of a deferral election, subject to the participant’s employment with Omnicom on the record date of such dividends.

     Policy Regarding Death Benefits. On February 10, 2011, Omnicom’s Board of Directors adopted a policy regarding death benefits, which provides, among other things, that shareholder approval is required for any future compensation arrangements that would require the Company to make payments, grants or awards following the death of a named executive officer in the form of unearned salary or bonuses, accelerated vesting or the continuation in force of unvested equity grants, awards of ungranted equity or perquisites. The policy would not apply to payments, grants or awards of the sort offered to other Company employees and does not apply to arrangements existing at the time the policy was adopted.

     Policy Statement Regarding Hedging. In February 2013, Omnicom’s Board of Directors adopted a policy statement regarding hedging, which provides, in general, that no director, NEO or network chief executive officer (network CEO) may purchase any financial instrument designed to hedge or offset any decrease in the market value of equity securities of the Company.

     Benefits and Perquisites

     Retirement Savings Plan. Omnicom sponsors the Omnicom Group Retirement Savings Plan, which is a tax-qualified defined contribution plan. All employees who meet the Plan’s eligibility requirements may elect to participate in the 401(k) feature of the Plan and may also receive a discretionary company profit sharing contribution after the end of the Plan year based on the Plan’s provisions.

     Insurance. Omnicom pays employer premiums for life insurance for each named executive officer.

     Other perquisites. We procure aircraft usage from an unrelated third-party vendor. In some instances, Omnicom makes available to the named executive officers personal use of corporate aircraft hours. The dollar amount reported in the Summary Compensation Table for personal use of aircraft hours reflects the aggregate incremental cost to Omnicom, based on payments we make which are equal to the vendor’s hourly charge for such use and landing fees, minus the amount Omnicom is reimbursed by the executive for his use on the aircraft. Each executive reimburses Omnicom for at least the amount calculated based on the Standard Industry Fare Level (SIFL) tables prescribed under IRS regulations promptly after the cost of the flight is incurred. Additional perquisites and benefits are set forth in the notes to the Summary Compensation Table on page 25.

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     Accounting and Tax Considerations

     IRC Section 162(m)

     Section 162(m) limits the tax deduction for compensation in excess of $1 million paid in any one year to its Chief Executive Officer and certain other executive officers unless the compensation is “qualified performance-based compensation.” Payments of bonuses will constitute “qualified performance-based compensation” under the provisions of Section 162(m) if payable on account of the attainment of one or more pre-established, objective performance goals and if certain requirements are met. Omnicom’s Incentive Bonus Plan and Omnicom Group Inc. 2007 Incentive Award Plan (the “2007 Plan”) were each approved by its shareholders pursuant to the requirements of Section 162(m) and Omnicom typically intends for awards earned under these plans to qualify for tax deduction. However, the Compensation Committee reserves the right to pay Omnicom’s employees, including participants in the Incentive Bonus Plan, other amounts which may or may not be deductible under Section 162(m) or other provisions of the Internal Revenue Code.

     The Compensation Committee considers the anticipated tax treatment to Omnicom in its review and establishment of compensation programs and awards. The Compensation Committee intends to continue to consider the deductibility of compensation as a factor in assessing whether a particular arrangement is appropriate given the goals of maintaining a competitive executive compensation system generally, motivating executives to achieve corporate performance objectives and increasing shareholder value.

     Accounting for Share-Based Compensation

     Omnicom accounts for share-based compensation including its restricted stock, restricted stock units and stock option awards in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), Compensation — Stock Compensation.

Compensation Committee Report

     The Compensation Committee, which is comprised solely of independent members of the Board, has reviewed the “Compensation Discussion and Analysis” and discussed the analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference in Omnicom’s 2012 Annual Report on Form 10-K filed with the SEC on February 19, 2013 (the “2012 10-K”).

Members of the Compensation Committee
Gary L. Roubos, Chairman
Susan S. Denison, Vice Chair
Alan R. Batkin
Leonard S. Coleman, Jr.
Michael A. Henning
Linda Johnson Rice

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Summary Compensation Table for 2012

					Non-Equity Incentive Plan Compensation ($)(1)
Name and Principal Position of Executive	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Cash	Value of Performance RSUs	All Other Compensation ($)(2)	Total ($)
John D. Wren	2012	$1,000,000	—	—	$8,487,076	$5,201,756	$157,235	$14,846,067
President and	2011	$1,000,000	—	—	$9,981,440	$4,277,760	$161,337	$15,420,537
Chief Executive Officer	2010	$1,000,000	—	—	$6,600,000	$3,000,000	$168,846	$10,768,846
Randall J. Weisenburger	2012	$975,000	—	—	$5,869,043	$3,597,156	$130,348	$10,571,547
Executive Vice President and	2011	$975,000	—	—	$6,902,437	$2,958,187	$93,657	$10,929,281
Chief Financial Officer	2010	$975,000	—	—	$4,800,000	$2,400,000	$67,995	$8,242,995
Philip J. Angelastro	2012	$425,000	—	—	$792,829	$894,433	$19,700	$2,131,962
Senior Vice President	2011	$425,000	$1,085,500	—	$932,740	—	$14,550	$2,457,790
Finance and Controller	2010	$425,000	—	—	$800,000	$400,000	$14,550	$1,639,550
Dennis E. Hewitt	2012	$395,000	—	—	$356,681	$396,561	$22,393	$1,170,635
Treasurer	2011	$395,000	—	—	$419,625	$398,563	$26,812	$1,240,000
	2010	$378,333	—	—	$350,000	$200,000	$26,104	$954,437
Michael J. O’Brien	2012	$700,000	—	—	$485,087	$539,322	—	$1,733,696
Senior Vice President	2011	$700,000	—	—	$570,690	$542,045	—	$1,822,256
General Counsel and Secretary	2010	$700,000	—	—	$500,000	$250,000	—	$1,459,374

(1)	All amounts reported are amounts paid pursuant to Omnicom’s Incentive Bonus Plan. The equity portion of the award reported above represents the maximum amount that may be paid in performance restricted stock units (PRSUs). The target amount that may be paid in such PRSUs is $2,600,878 for Mr. Wren, $1,798,578 for Mr. Weisenburger, $447,217 for Mr. Angelastro, $198,281 for Mr. Hewitt and $269,661 for Mr. O’Brien. The PRSUs are further described above in the section entitled “Executive Compensation: Compensation Discussion and Analysis.”
(2)	All Other Compensation consists of each of the following:
•	Perquisites and other personal benefits where the total value of all perquisites and personal benefits for a named executive officer exceeds $10,000 per year. Perquisites and other personal benefits are valued based on the aggregate incremental cost to Omnicom and its subsidiaries.
•	The total perquisites and other personal benefits include: for Mr. Wren, personal use of aircraft hours ($132,841), an auto allowance ($9,120) and a medical allowance ($4,000); for Mr. Weisenburger, personal use of aircraft hours ($111,590) and an auto allowance ($9,120); for Mr. Angelastro, an auto allowance ($7,200) and a service award ($5,000); and for Mr. Hewitt, an auto allowance ($7,200) and a medical allowance ($4,000).
•	Employer contributions to one or more retirement savings plans for Mr. Wren ($7,500), Mr. Weisenburger ($7,500), Mr. Angelastro ($7,500) and Mr. Hewitt ($7,500).
•	Employer premium payments for life insurance for Mr. Wren ($3,774), Mr. Weisenburger ($2,138), and Mr. Hewitt ($3,693).
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Grants of Plan-Based Awards in 2012

     The below table provides information about equity and non-equity awards granted to the named executive officers in 2012.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards
Name of Executive	Grant Date	Threshold ($)	Target ($)	Maximum ($)
John Wren	3/6/2013	$0	$12,000,000	$24,000,000	—	—
Randall Weisenburger	3/6/2013	$0	$8,640,000	$17,280,000	—	—
Philip Angelastro	3/6/2013	$0	$1,540,000	$3,080,000	—	—
Dennis Hewitt	3/6/2013	$0	$687,500	$1,375,000	—	—
Michael O’Brien	3/6/2013	$0	$935,000	$1,870,000	—	—

(1)	These columns show the potential value of the payout for each named executive officer under the Incentive Bonus Plan at threshold, target and maximum levels. The potential payouts were performance-driven and therefore entirely at risk. The business measurements and performance criteria for determining the payout are described in the section entitled “Compensation Discussion and Analysis for 2012” on page 12. Awards paid for performance in 2012 are reflected in the Summary Compensation Table for 2012 on page 25.
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Outstanding Equity Awards at 2012 Year-End

     The following table provides information on the holdings of stock options and unvested stock awards by the named executive officers as of December 31, 2012. For additional information about the options awards and stock awards, see the description of equity incentive compensation in the section entitled “Compensation Discussion and Analysis” on page 12.

	Option Awards					Stock Awards
Name of Executive	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/shr)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(2)
John Wren	—	—	—	—	24,556	$1,226,818	117,764	$5,883,489

Randall Weisenburger	—	—	—	—	19,644	$981,414	84,767	$4,234,959

Philip Angelastro	350,000	—	$23.4000	3/31/2019	30,275	$1,512,539	4,092	$204,436

Dennis Hewitt	—	—	—	—	11,637	$581,385	10,159	$507,544

Michael O’Brien	—	—	—	—	7,838	$391,586	13,590	$678,956

(1)	The vesting dates of stock awards disclosed in this column are as follows:
•	Mr. Wren: 6,139 restricted stock units are scheduled to vest on April 8, 2013, 2014, 2015 and 2016.
•	Mr. Weisenburger: 4,911 restricted stock units are scheduled to vest on April 8, 2013, 2014, 2015 and 2016.
•	Mr. Angelastro: 2,000 restricted stock units are scheduled to vest on June 30, 2013. 819 restricted stock units are scheduled to vest on April 8, 2013, 2015 and 2016. 818 restricted stock units are scheduled to vest on April 8, 2014. 5,000 restricted stock units are scheduled to vest on each of January 15, 2013, 2014, 2015, 2016 and 2017.
•	Mr. Hewitt: 1,000 shares of restricted stock are scheduled to vest on June 30, 2013. 3,000 shares of restricted stock are scheduled to vest on each of June 30, 2013, 2014 and 2015. 409 restricted stock units are scheduled to vest on each of April 8, 2013, 2014 and 2015 and 410 restricted stock units are scheduled to vest on April 8, 2016.
•	Mr. O’Brien: 2,000 restricted stock units are scheduled to vest on June 30, 2013. 1,263 restricted stock units are scheduled to vest on March 29, 2013 and 1,264 restricted stock units are scheduled to vest on each of March 29, 2014 and 2015. 512 restricted stock units are scheduled to vest on April 8, 2013, 2015 and 2016. 511 restricted stock units are scheduled to vest on April 8, 2014.
(2)	The market value of stock awards was determined by multiplying the number of unvested shares by $49.96, the closing price of Omnicom common stock on December 31, 2012.
(3)	The performance restricted stock units are scheduled to vest at the times indicated below. The actual number of performance restricted stock units that will vest depends on our relative average return on equity for the three-year period ending December 31, 2013 and December 31, 2014, respectively, compared to a pre-established peer group. For purposes of the table, we have assumed that the maximum level of performance will be achieved for each award.
•	Mr. Wren: 18,416 performance restricted stock units are scheduled to vest on April 8, 2014, and 6,139 performance restricted stock units are scheduled to vest on April 8, 2015 and 2016. 87,070 performance restricted stock units are scheduled to vest in calendar year 2015.
•	Mr. Weisenburger: 14,733 performance restricted stock units are scheduled to vest on April 8, 2014, and 4,911 performance restricted stock units are scheduled to vest on April 8, 2015 and 2016. 60,212 performance restricted stock units are scheduled to vest in calendar year 2015.
•	Mr. Angelastro: 2,456 performance restricted stock units are scheduled to vest on April 8, 2014. 818 performance restricted stock units are scheduled to vest on April 8, 2015 and 2016.

(footnotes continue on following page)

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•	Mr. Hewitt: 1,228 performance restricted stock units are scheduled to vest on April 8, 2014, and 410 performance restricted stock units are scheduled to vest on April 8, 2015 and 409 performance restricted stock units are scheduled to vest on April 8, 2016. 8,112 performance restricted stock units are scheduled to vest in calendar year 2015.
•	Mr. O’Brien: 1,535 performance restricted stock units are scheduled to vest on April 8, 2014, and 511 performance restricted stock units are scheduled to vest on April 8, 2015 and 512 performance restricted stock units are scheduled to vest on April 8, 2016. 11,032 performance restricted stock units are scheduled to vest on in calendar year 2015.

Option Exercises and Stock Vested in 2012

     The following table provides information for the named executive officers on (a) stock option exercises during 2012, including the number of shares acquired upon exercise and the value realized, and (b) the number of shares acquired upon the vesting of stock awards in the form of restricted stock or restricted stock units and the value realized, each before payment of any applicable withholding tax and broker commissions.

	Option Award		Stock Awards
Name of Executive	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
John Wren	1,050,000	$25,880,500	6,138	$303,217
Randall Weisenburger	525,000	$13,067,250	4,911	$242,603
Philip Angelastro	—	—	4,818	$239,319
Dennis Hewitt	—	—	5,409	$264,860
Michael O’Brien	52,500	$1,345,837	5,775	$287,695

(1)	The reported dollar values are calculated by subtracting the option exercise price from the fair market value at exercise and multiplying the difference by the number of shares acquired on exercise.
(2)	The reported dollar values are calculated by multiplying the number of shares subject to vesting by the closing price of Omnicom common stock on the vesting date.

Nonqualified Deferred Compensation in 2012

     Certain of Omnicom’s employees are eligible to defer some or all of the shares of their restricted stock and restricted stock units that may vest in a given year. For additional information about the deferral plans pursuant to which these elections may be made, see the description of deferred compensation in the section entitled “Compensation Discussion and Analysis” on page 12.

     The table below provides information on the non-qualified deferred compensation of the named executive officers in 2012, which consisted only of the deferral of shares of restricted stock or restricted stock units under Omnicom’s Restricted Stock and Restricted Stock Unit Deferred Compensation Plans.

Name of Executive	Executive Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distribution in Last FY ($)	Aggregate Balance at Last FYE ($)
John Wren	—	$731,626	—	$6,794,060
Randall Weisenburger	—	$734,908	—	$6,824,536
Philip Angelastro	—	$106,721	$731,461	$739,408
Dennis Hewitt	—	—	—	—
Michael O’Brien	—	$49,716	$370,692	—

(1)	None of the named executive officers made contributions to the Omnicom Restricted Stock or Restricted Stock Unit Deferred Compensation Plans in 2012.
(2)	Reflects earnings on deferred shares. Earnings on deferred shares that were not withdrawn during the fiscal year are calculated based on the total number of deferred shares in the account as of December 31, 2012 multiplied by the Omnicom closing stock price as of December 31, 2012, less the total number of such deferred shares multiplied by the Omnicom closing stock price as of December 31, 2011. Earnings on deferred shares that were withdrawn during the fiscal year are calculated based on the total number of such deferred shares that were withdrawn multiplied by the Omnicom closing stock price as of the date of withdrawal, less the total number of such deferred shares that were withdrawn multiplied by the Omnicom closing stock price as of December 31, 2011.
28

Potential Payments Upon Termination of Employment or Change in Control

     The named executive officers may be entitled to payments upon termination of employment or in connection with a change in control of Omnicom. The table below sets forth the potential payments that each named executive officer may receive upon termination of employment or change in control of Omnicom under various scenarios as of December 31, 2012. Except for the arrangements described below, none of the named executive officers have entered into any plans, arrangements or agreements with Omnicom providing for payments upon termination of employment or change in control of Omnicom, other than payments generally available to all salaried employees that do not discriminate in scope, terms or operation in favor of the executive officers of Omnicom.

     The SERCR Plan

     Omnicom adopted the SERCR Plan in 2006, and Messrs. Wren, Weisenburger and Angelastro participate. The SERCR Plan is unique in its structure and objectives. It is intended to provide security to Omnicom through the restrictive covenants described below while delivering a valuable benefit to executives in the form of post-termination compensation.

     Restrictive Covenants and Consulting Obligation

     In consideration for annual benefits under the SERCR Plan, participating executives are subject to restrictions on competition, solicitation, disparagement, and other willful actions that may materially harm Omnicom, from the date of termination of employment through the end of the calendar year in which they receive their last annual benefits payment. In addition, prior to age 55 the participating executives agree to serve as advisors or consultants to Omnicom during the post-employment period, subject to certain limitations.

     Annual Benefits

     The SERCR Plan provides annual benefits to participating executives upon their termination of employment after they render seven years of service to Omnicom or its subsidiaries, unless termination is for “Cause.” “Cause” is generally defined for this purpose as the executive having been convicted of (or having entered a plea bargain or settlement admitting guilt for) any felony committed in the execution of and while performing his duties as an executive officer, an act of fraud or embezzlement against Omnicom, as a result of which continued employment would have a material adverse impact on Omnicom, or having been the subject of any order, judicial or administrative, obtained or issued by the SEC, for any securities violation involving a material and willful act of fraud. Subject to compliance with the SERCR Plan’s restrictive covenants and consulting obligation, the annual benefit is payable for 15 years following termination, and is equal to the lesser of (a) the product of (i) the average of the executive’s three highest years of total pay (base salary plus bonus and other incentive compensation), and (ii) a percentage equal to 5% plus 2% for every year of the executive’s service as an executive officer to Omnicom, not to exceed 35% and (b) $1.5 million, subject to an annual cost-of-living adjustment. Payment of this annual benefit begins on the later of (a) attainment of age 55, or (b) the year following the calendar year in which the termination of employment occurred, with certain exceptions. In the event of death subsequent to satisfaction of the seven-year service requirement, beneficiaries of the executive are entitled to the annual benefit payments. No annual benefit is payable if the executive is terminated by Omnicom for Cause.

     The Executive Salary Continuation Plan Agreement

     Omnicom entered into an Executive Salary Continuation Plan Agreement with Mr. Hewitt, pursuant to which Omnicom agreed to make annual payments for up to a maximum of 10 years after termination of full time employment, unless termination is for “Cause,” in consideration for Mr. Hewitt’s agreement to consult and not to compete during the payment period. “Cause” is generally defined for this purpose as willful malfeasance, such as breach of trust, fraud or dishonesty. Based on Mr. Hewitt’s age and years of service with Omnicom or its subsidiaries, as of December 31, 2012, the payment period was the 10-year maximum.

29

     Annual Payments under the Executive Salary Continuation Plan Agreement

     Following termination and subject to compliance with the consulting obligation and agreement not to compete, Mr. Hewitt is entitled to receive annual payments, beginning in the year described below, for the duration of the payment period. Annual payments are equal to the lesser of (a) 30% of the highest annual base salary paid to Mr. Hewitt within five years prior to termination and (b) a percentage of the net profits of Omnicom for the calendar year immediately prior to the year in which Mr. Hewitt is entitled to payment.

     Mr. Hewitt is entitled to 100% of the annual payment in the event of disability or termination by Omnicom without Cause. For a voluntary termination, including retirement, Mr. Hewitt is entitled to 100% of the annual payment since he has completed 20 years of service. In the event of death, beneficiaries of Mr. Hewitt are entitled to 75% of the annual payment. Mr. Hewitt is not entitled to any annual payment if he is terminated by Omnicom for Cause.

     Consulting Obligation and Certain Restrictive Covenants

     Mr. Hewitt agrees to serve as an advisor or consultant to Omnicom during the payment period, subject to certain limitations. In addition, he will be subject to restrictions on competition and other willful actions harming Omnicom, from the date of termination through the end of the payment period.

     The Incentive Bonus Plan

     Each of the named executive officers participates in our Incentive Bonus Plan. The Incentive Bonus Plan provides performance-based bonuses to participants, based upon specific performance criteria, discussed above in the section entitled “Compensation Discussion and Analysis” on page 12, during each performance period. If a participant in the Incentive Bonus Plan experiences a termination of employment for any reason prior to the end of a performance period or the bonus payment date for such performance period, he is not entitled to any payment, but the Compensation Committee has discretion (a) to determine whether the participant will receive any bonus, (b) to determine whether the participant will receive a pro-rated bonus reflecting that portion of the performance period in which the participant had been employed by Omnicom, and (c) to make such other arrangements as the Compensation Committee deems appropriate in connection with the participant’s termination of employment.

     Executive Life Insurance Coverage

     Omnicom provides life insurance coverage to its employees. Certain of the named executive officers participate in company-sponsored executive life insurance programs that provide them with a higher coverage amount than they would otherwise be eligible for as employees. This coverage is in lieu of the coverage provided to employees generally. Specifically, Messrs. Wren, Weisenburger, Hewitt and O’Brien are provided with life insurance policies for which Omnicom pays the premiums. In the event of termination of employment due to death on December 31, 2012, these named executive officers would each be entitled to a life insurance benefit in the amount of $1,000,000 paid by MassMutual. This amount is $250,000 higher than each would be eligible for under the program covering employees generally.

     Acceleration of Equity Awards

     Messrs. Wren, Weisenburger, Angelastro, Hewitt and O’Brien hold unvested performance restricted stock units. Messrs. Angelastro and O’Brien hold restricted stock units and Mr. Hewitt holds restricted stock that generally vest based on continued employment and the passage of time. As specified below, such named executive officers are entitled to accelerated vesting (a) on a pro rata basis upon termination of employment due to disability (b) upon death, and (c) with respect to the performance restricted stock units granted in 2012, upon a change in control of Omnicom.

     No equity awards, other than the performance restricted stock units granted in 2012, held by our named executive officers have single trigger or double trigger acceleration in connection with a change in control. However, if restricted stock, restricted stock units and performance restricted stock units held by our named executive officers or other employees are not assumed or substituted by an acquirer in connection with a change in control of Omnicom, they fully vest.

30

     If a named executive officer retires, voluntarily terminates or is terminated by Omnicom, with or without cause, all restricted stock, restricted stock units and performance restricted stock units that have not yet vested are generally forfeited or, to the extent performance restricted stock units are partially vested based on the passage of time, they may remain subject to vesting based on the ultimate achievement of the performance goals.

     Potential Payments Upon Termination of Employment or Change in Control Table

     The following table provides the potential payments that each named executive officer may receive upon termination of employment or change in control of Omnicom, assuming that (a) such termination or change in control of Omnicom occurred on December 31, 2012, and (b) the price per share of Omnicom common stock equals $49.96, the closing price at 2012 fiscal year end.

Name of Executive	Death		Disability		For Cause Termination	Termination without Cause (1)		Retirement (1)		Voluntary Termination (1)		Change in Control (2)
John Wren
• SERCR Plan(3)	$1,500,000		$1,500,000		—	$1,500,000		$1,500,000		$1,500,000		—
• Equity Awards (4)	$7,110,257		$2,574,187		—	—		—		—		$4,350,017
Randall Weisenburger
• SERCR Plan(3)	$1,500,000		$1,500,000		—	$1,500,000		$1,500,000		$1,500,000		—
• Equity Awards(4)	$5,216,374		$1,952,799		—	—		—		—		$3,008,192
Philip Angelastro
• SERCR Plan(5)	$578,849		$578,849		—	$578,849		$578,849		$578,849		—
• Equity Awards(4)	$1,716,925		$872,551		—	—		—		—		—
Dennis Hewitt
• Executive Salary
Continuation Agreement	$88,875	(6)	$118,500	(7)	—	$118,500	(7)	$118,500	(7)	118,500	(7)	—
• Equity Awards(4)	$1,088,878		$563,940		—	—		—		—		$405,276
Michael O’Brien
• Equity Awards(4)	$1,070,483		$487,981		—	—		—		—		$551,159

(1)	Amount shown does not include unvested PRSUs, which are considered earned and non-forfeitable as of December 31, 2012, but which will vest, if at all, only following the end of the applicable performance period and subject to the applicable level of actual performance during such period. For additional information, please read the discussion under the heading “Compensation Discussion and Analysis – Fiscal Year 2012 Compensation Decisions – Performance Restricted Stock Unit Award.”
(2)	The change in control value of equity awards assumes that all equity awards are assumed or substituted in connection with a change in control. As a result, only the performance restricted stock unit awards granted in 2012 would vest in full at the time of the change in control. If, however, an unvested equity award held by any participant in the 2007 Plan is not assumed or substituted in connection with a change in control, such unvested equity award vests in full.
(3)	Except in the event of a termination for Cause, each of Messrs. Wren and Weisenburger, as applicable, or his beneficiary, as the case may be, would be entitled to receive fifteen annual payments in this amount, the first of which would be payable in 2013. In the event of termination for Cause, no payments would be made. The amount reported is the payment cap set forth in the SERCR Plan as in effect on December 31, 2012, such amount being subject to an annual cost-of-living adjustment. All payment obligations are conditioned upon compliance with the restrictive covenants and consulting obligation described above.
(4)	The value of restricted stock, restricted stock units and performance restricted stock units was determined by taking the aggregate fair market value of the shares of restricted stock (or the shares underlying restricted stock units and performance restricted stock units) subject to accelerated vesting as of December 31, 2012. The value of performance restricted stock units assumes achievement of the highest performance target and therefore the actual value could be lower than the amount disclosed. Also, the value of restricted stock has not been adjusted to reflect any par value paid by the executive for such stock on the date of grant.

(footnotes continued on following page)

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(5)	Except in the event of termination due to death or disability or a termination for Cause, Mr. Angelastro would be entitled to receive fifteen annual payments in this amount, the first of which would be payable in 2019 upon Mr. Angelastro turning fifty-five. In the event of termination due to death or disability, Mr. Angelastro or his beneficiary, as the case may be, would be entitled to receive fifteen annual payments in this amount, the first of which would be payable in 2013. In the event of termination for Cause, no payments would be made. All payment obligations are conditioned upon compliance with the restrictive covenants and consulting obligation described above.
(6)	This reflects 75% of Mr. Hewitt’s $118,500 annual payment, payable to his designated beneficiary. Ten annual payments in this amount would be paid to such beneficiary, with the first payment being made in 2013.
(7)	This reflects 30% of the highest annual rate of salary paid to Mr. Hewitt in the five years preceding December 31, 2012. Ten annual payments would be made in this amount, with the first payment being made in 2014. All payment obligations are conditioned upon compliance with the consulting obligation and agreement not to compete described above.
32

DIRECTORS’ COMPENSATION FOR FISCAL 2012

     Directors who are also current or former employees of Omnicom or its subsidiaries receive no compensation for serving as directors. The compensation program for directors who are not current or former employees of Omnicom or its subsidiaries is designed to compensate directors in a manner that reflects the work required for a company of Omnicom’s size and composition and to align directors’ interests with the long-term interests of shareholders. The table below includes the following compensation elements with respect to non-employee directors:

     Annual Compensation. From January 1, 2012, until October 1, 2012, non-employee directors were paid a pro-rata portion of a cash annual retainer of $60,000. On October 18, 2012, our Board of Directors elected to increase the cash annual retainer to $75,000 retroactive to October 1, 2012, so from October 1, 2012 until December 31, 2012, non-employee directors were paid a pro-rata portion of a cash annual retainer of $75,000. In addition, directors receive $2,000 for attendance at each Board or Committee meeting and reimbursement for customary travel expenses.

     In accordance with our 2007 Plan, and our Director Compensation and Deferred Stock Program adopted by our Board on December 4, 2008, non-employee directors also receive fully-vested common stock each fiscal quarter. For the first three quarters in 2012, each non-employee director received common stock with a fair value of $25,000 based on the per share closing price of our common stock on the date prior to grant. On October 18, 2012, our Board of Directors elected to increase the fair value of fully-vested common stock each non-employee director receives each quarter from $25,000 to $31,250 retroactive to October 1, 2012, so for the fourth quarter in 2012, each such director received common stock with a fair value of $31,250 based on the per share closing price of our common stock on the date prior to grant.

     Our Director Compensation and Deferred Stock Program and 2007 Plan provide that each director may elect to receive all or a portion of his or her cash director compensation for the following year’s service in common stock. Messrs. Henning and Murphy and Mrs. Johnson Rice each elected to receive all or a portion of their respective 2012 cash director compensation in common stock.

     Directors may also elect to defer any common shares payable to them, which will be credited to a bookkeeping account in the directors’ names. These elections must be made prior to the start of the calendar year for which the fees would be payable. The number of shares of common stock delivered or credited to a director’s account is based on the fair market value of our common stock on the first trading day immediately preceding the date the fees would have been paid to the director. Each director other than Mr. Roubos and Mrs. Johnson Rice elected to defer all of the common shares payable to them in 2012. Mrs. Johnson Rice elected to defer 50% of the common shares payable to her in 2012.

     Chairman Fees. The Chairs of our Committees receive the following additional annual fees in cash due to the workload and the additional responsibilities of their positions. The Chair of our Audit Committee receives an additional fee of $20,000 each year. The Chairs of our Finance, Compensation, Governance and Executive Committees each receive an additional fee of $10,000 each year, as long as such Chair is not also an executive of Omnicom. In 2012, only the Chairs of the Compensation, Governance and Executive Committees received the $10,000 fee. On October 18, 2012, the Board of Directors elected to increase the additional fee for the Chair of our Compensation Committee from $10,000 to $20,000 each year, effective October 1, 2012, as long as such Chair is not also an executive of Omnicom.

Name of Director(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
Alan R. Batkin	$113,750	$106,250	$220,000
Mary C. Choksi	$ 97,750	$106,250	$204,000
Robert Charles Clark	$113,750	$106,250	$220,000
Leonard S. Coleman, Jr.	$125,750	$106,250	$232,000
Errol M. Cook	$113,750	$106,250	$220,000
Susan S. Denison	$109,750	$106,250	$216,000
Michael A. Henning	$117,750	$106,250	$224,000
John R. Murphy	$141,750	$106,250	$248,000
John R. Purcell	$125,750	$106,250	$232,000
Linda Johnson Rice	$109,750	$106,250	$216,000
Gary L. Roubos	$136,417	$106,250	$242,667

(footnotes on following page)

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(1)	Bruce Crawford is an executive officer of Omnicom and does not receive director compensation. In fiscal year 2012, Mr. Crawford received a base salary of $400,000.
(2)	This column reports the amount of cash compensation earned in 2012 for Board and Committee service. The amounts shown include the following amounts, which Messrs. Henning and Murphy and Mrs. Johnson Rice elected to receive in common stock: Mr. Henning: $63,750; Mr. Murphy: $31,875; and Mrs. Johnson Rice: $19,125.
(3)	The amount reported in the “Stock Awards” column for each director reflects the aggregate grant date fair value of the stock granted in 2012, computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used to calculate the fair value of stock awards, refer to notes 2 and 10 to the consolidated financial statements contained in our 2012 10-K. For each individual reported in the table above, the fair market value for each of the first three quarterly stock awards was $25,000 and the fair market value for the fourth quarterly stock award was $31,250.

     No Other Compensation. Directors received no compensation in 2012 other than that described above. We do not have a retirement plan for directors and they receive no pension benefits.

     Stock Ownership Requirement. The Board adopted stock ownership guidelines for our directors in 2004. The director guidelines provide, in general, that our directors must own Omnicom stock equal to or greater than five times their annual cash retainer within five years of their joining the Board. As of December 31, 2012, each member of our Board was in compliance.

34

EQUITY COMPENSATION PLANS

     Our principal equity plan for employees is our 2007 Plan, which was approved by shareholders at our 2007 Annual Meeting of Shareholders, amended at our 2010 Annual Meeting of Shareholders, and replaced all of our prior equity incentive plans. The Compensation Committee’s independent compensation consultant, Cook & Co., provided analysis and input on the 2007 Plan. As a result of the adoption of the 2007 Plan, no new awards may be made under any of Omnicom’s prior equity plans. Outstanding equity awards under prior plans, however, were not affected by the adoption of our 2007 Plan.

     The purpose of the 2007 Plan is to promote the success and enhance the value of Omnicom by continuing to link the personal interest of participants to those of Omnicom shareholders and by providing participants with an incentive for outstanding performance to generate superior returns to Omnicom shareholders. The 2007 Plan provides for the grant of stock options (both incentive stock options and nonqualified stock options), restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, and restricted stock units.

     Persons eligible to participate in the 2007 Plan include all employees and consultants of Omnicom and its subsidiaries, members of our Board or, as applicable, members of the board of directors of a subsidiary, as determined by the committee administering the 2007 Plan (the “IAP Committee”). The IAP Committee is appointed by our Board, and currently is comprised of the members of our Compensation Committee. With respect to awards to independent directors, Omnicom’s Board administers the 2007 Plan.

     All of our current equity compensation plans have been approved by shareholders. The following table provides information about our current equity compensation plans as of December 31, 2012, but does not include information about the proposed Omnicom Group Inc. 2013 Incentive Award Plan (the “2013 Plan”) that will become effective if approved by our shareholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($/shr)	Number of securities remaining available for future issuance (#)
Equity compensation plans approved by
security holders: 2007 Incentive
Award Plan and previously adopted
equity incentive plans (other than
our ESPP)	5,590,880	$25.72	384,826	(1)
Equity compensation plans approved
by security holders: ESPP Shares	—	—	9,366,378	(2)
Equity compensation plans not approved
by security holders	—	—	—
Total	5,590,880	$25.72	9,751,204

(1)	The maximum number of shares that may be issued under our 2007 Plan pursuant to awards granted after May 25, 2010 is 17,000,000. This number is subject to upward adjustment since awards granted under the 2007 Plan prior to such date or under previously adopted plans (“Prior Plans”) that are forfeited or expire may be used again under the 2007 Plan. Any share of common stock that is subject to an option or stock appreciation right granted from our 2007 Plan is counted against this limit as one share of common stock for every one share of common stock granted. Any share of common stock that is subject to an award other than an option or stock appreciation right granted from the 2007 Plan is counted against this limit as 2.5 shares of common stock for every one share of common stock granted. The figure above includes 384,826 shares that may be issued under our 2007 Plan, which assumes that all securities available for future issuance are subject to options or stock appreciation rights. If all securities available for future issuance were subject to awards other than options or stock appreciation rights, this figure would be 153,930. Our 2007 Plan provides that we may no longer grant any awards under our Prior Plans. As of December 31, 2012, there were 5,590,880 stock options outstanding under our equity compensation plans (other than our ESPP) with a weighted-average exercise price of $25.72 and a weighted-average term of 6.25 years and 7,780,438 unvested full value shares outstanding under our equity compensation plans (other than our ESPP).
(2)	The ESPP is a tax-qualified plan in which all eligible full-time and part-time domestic employees may participate.
35

STOCK OWNERSHIP

     The following table sets forth certain information as of the close of business on March 15, 2013 (except as otherwise noted), with respect to the beneficial ownership of our common stock by:

•	each person known by Omnicom to own beneficially more than 5% of our outstanding common stock;
•	each current director or nominee;
•	each named executive officer; and
•	all directors and executive officers as a group.

     The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Unless otherwise indicated, the address for each individual listed below is c/o Omnicom Group Inc., 437 Madison Avenue, New York, New York 10022.

Name	Number of Shares Owned(1)	Options Exercisable within 60 Days	Total Beneficial Ownership	Percent of Shares Outstanding(2)
BlackRock, Inc. (3)	13,433,977	—	13,433,977	5.1%
Massachusetts Financial Services
Company (4)	28,630,083	—	28,630,083	10.9%
Philip Angelastro (5)	146,522	350,000	496,522	*
Alan R. Batkin	13,418	—	13,418	*
Mary C. Choksi	4,331	—	4,331	*
Robert Charles Clark (6)	24,935	—	24,935	*
Leonard Coleman, Jr.	25,256	—	25,256	*
Errol M. Cook (7)	30,046	—	30,046	*
Bruce Crawford	176,750	—	176,750	*
Susan S. Denison	37,046	—	37,046	*
Michael A. Henning	41,177	—	41,177	*
Dennis Hewitt (8)	41,532	—	41,532	*
John R. Murphy	43,025	—	43,025	*
Michael O’Brien (9)	43,140	—	43,140	*
John R. Purcell (10)	26,939	—	26,939	*
Linda Johnson Rice	27,029	—	27,029	*
Gary L. Roubos	36,680	—	36,680	*
Randall Weisenburger (11)	821,927	—	821,927	*
John Wren (12)	1,084,048	—	1,084,048	*
All directors and executive officers
as a group (18 persons)	2,659,447	350,000	3,009,447 (13)	1.1%

*	less than 1%.
(1)	This column lists voting securities, and securities the payout of which has been deferred at the election of the holder, including restricted stock held by executive officers. Except to the extent noted below, each director or executive officer has sole voting and investment power with respect to the shares reported. The amounts in the column include:

(footnotes continued on following page)

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•	shares held pursuant to the outside director equity plan, the payout of which has been deferred at the election of the holder, namely, Mr. Batkin—11,733 shares, Ms. Choksi—4,331 shares, Mr. Clark—21,880 shares, Mr. Coleman—7,986 shares, Mr. Cook—21,880 shares, Ms. Denison—26,672 shares, Mr. Henning—36,678 shares, Mr. Murphy—32,399 shares, Mr. Purcell—21,880 shares, and Mrs. Johnson Rice—25,028 shares;
•	shares previously held under restricted stock awards, the payout of which has been deferred at the election of the holder, namely, Mr. Wren—135,990 shares, Mr. Angelastro—14,800 shares, and Mr. Weisenburger—136,600 shares;
•	shares credited under the Omnicom Group Retirement Savings Plan, namely, Mr. Wren—23,521 shares, Mr. Angelastro—1,163 shares, and Mr. Weisenburger—1,817 shares; and
•	shares purchased under our ESPP, namely, Mr. Weisenburger—8,356 shares.
(2)	The number of shares of common stock outstanding on March 15, 2013 was 262,906,745. The percent of common stock is based on such number of shares and is rounded off to the nearest one-tenth of a percent.
(3)	Stock ownership is as of December 31, 2012 and is based solely on a Schedule 13G filed with the SEC on January 30, 2013, by BlackRock, Inc. (“BlackRock”). In the filing, BlackRock reported having sole voting power and sole dispositive power over 13,433,977 shares. BlackRock has certified in its Schedule 13G that our stock was acquired and is held in the ordinary course of business, and was not acquired and is not held for the purpose of changing or influencing control of Omnicom. The address of BlackRock is 40 East 52nd Street, New York, NY 10022.
(4)	Stock ownership is as of December 31, 2012, and is based solely on a Schedule 13G filed with the SEC on February 13, 2013, by Massachusetts Financial Services Company (“MFS”). In the filing, MFS reported having sole voting power over 22,856,722 shares and sole dispositive power over 28,630,083 shares. MFS has certified in its Schedule 13G that our stock was acquired and is held in the ordinary course of business, and was not acquired and is not held for the purpose of changing or influencing control of Omnicom. The address of MFS is 111 Huntington Avenue, Boston, MA 02199.
(5)	Includes 22,000 restricted stock units and 22,851 performance restricted stock units granted to Mr. Angelastro pursuant to our 2007 Plan.
(6)	Includes 1,700 shares that are held in a joint account shared by Mr. Clark and his wife.
(7)	Includes 6,250 shares that are held in a joint account shared by Mr. Cook and his wife.
(8)	Includes 18,662 performance restricted stock units granted to Mr. Hewitt pursuant to our 2007 Plan.
(9)	Includes 5,791 restricted stock units and 24,973 performance restricted stock units granted to Mr. O’Brien pursuant to our 2007 Plan.
(10)	Includes 4,000 shares that are held by Mr. Purcell’s wife. Mr. Purcell disclaims beneficial ownership of shares held by his wife.
(11)	Includes 166,679 performance restricted stock units granted to Mr. Weisenburger pursuant to our 2007 Plan. Also includes 80,000 shares that are held in a joint account shared by Mr. Weisenburger and his wife.
(12)	Includes 232,364 performance restricted stock units granted to Mr. Wren pursuant to our 2007 Plan. Also includes 29,594 shares that are held by Grantor Retained Annuity Trust.
(13)	Includes 87,950 shares over which there are shared voting and investment power; and 10,000 shares of restricted stock.
37

AUDIT RELATED MATTERS

Fees Paid to Independent Auditors

     The following table shows information about fees billed by KPMG LLP and affiliates for professional services (as well as all “out-of-pocket” costs incurred in connection with these services) rendered for the last two fiscal years:

	2012	Approved by Audit Committee	2011	Approved by Audit Committee
Audit Fees (1)	$22,645,000	100%	$21,464,000	100%
Audit-Related Fees (2)	$984,500	100%	$907,969	100%
Tax Fees (3)	$530,200	100%	$660,655	100%
All Other Fees (4)	$3,535	100%	$6,090	100%
Total Fees	$24,163,235		$23,038,714

(1)	Audit Fees consist of fees for professional services for the audit or review of our consolidated financial statements and for the audit of our internal control over financial reporting or for audit services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements.
(2)	Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under Audit Fees, including due diligence related to mergers and acquisitions and special procedures to meet certain statutory requirements.
(3)	Tax Fees consist primarily of fees for tax compliance including the review and preparation of statutory tax returns and other tax compliance related services.
(4)	All Other Fees consist of permitted services other than those that meet the criteria above and comprise fees in connection with training activities.

     In deciding to reappoint KPMG LLP to be our auditors for 2013, the Audit Committee considered KPMG LLP’s provision of services to assure that it was compatible with maintaining KPMG LLP’s independence. The Committee determined that these fees were compatible with the independence of KPMG LLP as our independent auditors.

     The Audit Committee has adopted a policy that requires it to pre-approve each audit and permissible non-audit service rendered by KPMG LLP except for items exempt from pre-approval requirements by applicable law. On a quarterly basis, the Audit Committee reviews and generally pre-approves specific types of services and the range of fees that may be provided by KPMG LLP without first obtaining specific pre-approval from the Audit Committee. The policy requires the specific pre-approval of all other permitted services and all other permitted services were pre-approved in 2012.

Audit Committee Report

     The Audit Committee’s primary purpose is to assist the Board in carrying out its oversight responsibilities relating to Omnicom’s financial reporting. Management is responsible for the preparation, presentation and integrity of Omnicom’s financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and auditing the operating effectiveness of internal control over financial reporting. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

     In performing its oversight role, the Audit Committee has reviewed and discussed with management Omnicom’s audited 2012 financial statements as of December 31, 2012. The Committee has also discussed with KPMG LLP the matters required to be discussed under all relevant professional and regulatory standards, which included discussion of the quality of Omnicom’s accounting principles, the reasonableness of significant

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judgments and the clarity of disclosures in the financial statements. The Committee has received and reviewed the written disclosures and the letter from KPMG LLP required under all relevant professional and regulatory standards, and has discussed with KPMG LLP its independence.

     Based on the review and discussions referred to in this Report, the Audit Committee recommended to the Board that the audited financial statements of Omnicom for the year ended December 31, 2012 be included in its Annual Report on the 2012 10-K.

Members of the Audit Committee
John R. Murphy, Chairman
Michael A. Henning, Vice Chairman
Mary C. Choksi
Robert Charles Clark
Errol M. Cook

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ITEMS TO BE VOTED ON

Item 1 — Election of Directors

     The current 13 members of the Board have been nominated to continue to serve as directors for another year. All of the nominees have been recommended for re-election to the Board by our Governance Committee and approved and nominated for re-election by the Board.

     The Board has no reason to believe that any of the nominees would be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, the Board prior to the meeting may select a substitute nominee or undertake to locate another director after the meeting. If you have submitted a proxy and a substitute nominee is selected, your shares will be voted for the substitute nominee.

     In accordance with our By-laws, directors are elected by a majority of the votes cast. That means the nominees will be elected if the number of votes cast “for” a director’s election exceeds the number of votes cast “against” such nominee. For this purpose, abstentions and broker non-votes will not count as a vote cast. Our form of proxy permits you to abstain from voting “for” or “against” a particular nominee. However, shares represented by proxies so designated will count as being present for purposes of determining a quorum but will have no effect on the election of directors. Such proxies may also be voted on other matters, if any, that may be properly presented at the meeting.

     If an incumbent nominee is not reelected, New York law provides that the director would continue to serve on the Board as a “holdover director.” Under our By-laws and a policy adopted by the Board, such a director is required to promptly offer to tender his or her resignation to the Board. The Governance Committee of the Board then must consider whether to accept the director’s resignation and make a recommendation to the Board. The Board will then consider the resignation, and within 90 days after the date of certification of the election results, publicly disclose its decision and the reasons for its decision. A director whose resignation is under consideration may not participate in any deliberation regarding his or her resignation unless none of the directors received a majority of the votes cast. If the Board accepts a director’s resignation, the Board will then elect a replacement in accordance with the By-laws.

John D. Wren Age: 60 Director since 1993

Mr. Wren is President and Chief Executive Officer of Omnicom, a position he has held since January 1997. He was elected President in 1996 and named Chief Executive Officer in 1997. Under his direction, Omnicom has become one of the largest advertising, marketing and corporate communications companies in the world. Mr. Wren entered the advertising business in 1984, joining Needham Harper Worldwide as an executive vice president. As part of the team that created Omnicom in 1986, he was appointed Chief Executive Officer of Omnicom’s Diversified Agency Services division in 1990. In that position, he grew Diversified Agency Services into Omnicom’s largest operating group, comprised of companies in a wide array of disciplines ranging from public relations to branding.

Bruce Crawford Age: 84 Director since 1989 Chairman of the Board, Chairman of the Finance Committee and Member of the Executive Committee

Mr. Crawford is Chairman of the Board of Omnicom, a position he has held since 1995. From 1989 to 1995, he served as Omnicom’s President and Chief Executive Officer and, from 1995 to 1997, he served as Omnicom’s Chairman and Chief Executive Officer. Mr. Crawford began his career in advertising in 1956 and, in 1963, he joined BBDO. He held a variety of high-level positions at BBDO, including that of President and Chief Executive Officer, a position he held from 1977 until 1985. Mr. Crawford is an Honorary Director of The Metropolitan Opera and Chairman Emeritus of Lincoln Center. He is also a Director of The Animal Medical Center.

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Alan R. Batkin Age: 68 Director since 2008 Member of the Compensation and Finance Committees

Mr. Batkin is the former Vice Chairman of Eton Park Capital Management, L.P., a multi-disciplinary investment firm, a position he held from February, 2007 to December, 2012. From 1990 to 2007, he was Vice Chairman of Kissinger Associates, Inc., a geopolitical consulting firm that advises multi-national companies. Additionally, Mr. Batkin is a director and member of the Audit and Finance Committees of Hasbro, Inc. (listed on Nasdaq), a toy and game company, and a director, member of the Audit and Compensation Committees and Presiding Director of Cantel Medical Corp. (listed on NYSE), a provider of infection prevention and control products in the healthcare market. Mr. Batkin also served as a director of Diamond Offshore Drilling, Inc. and Overseas Shipholding Group, Inc. during the last five years.

Mary C. Choksi Age: 61 Director since 2011 Member of the Audit Committee

Ms. Choksi is a founding partner and Managing Director of Strategic Investment Group, an investment management enterprise founded in 1987 which designs and implements global investment strategies for large institutional and individual investors. Ms. Choksi was also a founder and, until May 2011, a Managing Director of Emerging Markets Management LLC, which manages portfolios of emerging market equity securities, primarily for institutional investors. Prior to 1987, Ms. Choksi worked in the Pension Investment Division of the World Bank. In addition, Ms. Choksi is a director and member of the Audit and Governance Committees of Avis Budget Group (listed on Nasdaq), a leading rental car supplier.

Robert Charles Clark Age: 69 Director since 2002 Vice Chairman of the Governance Committee and member of the Audit Committee

Mr. Clark is a Harvard University Distinguished Service Professor, Harvard Law School, a position he has held since 2003. His research and teaching interests are centered on corporate governance. Previously, he was Dean and Royall Professor of Law at Harvard Law School from July 1989 through June 2003. He has served as a professor of law at Harvard Law School since 1978, and before that, was a tenured professor at Yale Law School. His concentration was corporate law. In addition, Mr. Clark was an associate at Ropes & Gray from 1972 to 1974. Mr. Clark is a director and member of the Audit and Nominating & Governance Committees of Time Warner Inc. (listed on NYSE), a media and entertainment company. Mr. Clark is also a member of the Board of Trustees of Teachers Insurance and Annuity Association (TIAA), a pension fund serving the higher education community.

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Leonard S. Coleman, Jr. Age: 64 Director since 1993 Chairman of the Executive Committee and Member of the Compensation and Governance Committees

Mr. Coleman was Senior Advisor, Major League Baseball, from 1999 through 2005. Previously, he was Chairman of Arena Co., a subsidiary of Yankees/Nets, until September 2002. Before that, he was President, National League, Major League Baseball from 1994 to 1999, having previously served since 1992 as Executive Director, Market Development of Major League Baseball. Mr. Coleman is a director, Chairman of the Corporate Governance Committee and member of the Compensation Committee of Avis Budget Group (listed on Nasdaq), a leading rental car supplier. In addition, he is a director, member of the Compensation Committee and Chairman of the Corporate Policy Committee of H.J. Heinz Corporation (listed on NYSE), a company that manufactures and markets an extensive line of food products. Mr. Coleman also serves as a director, Chairman of the Compensation Committee and a member of the Nominating and Corporate Governance Committee of Churchill Downs Inc. (listed on Nasdaq), a company that owns and operates pari-mutuel wagering properties and businesses, and a director and member of the Nominating and Governance Committee of Electronic Arts Inc. (listed on Nasdaq), a company that develops, markets, publishes and distributes video games. Additionally, Mr. Coleman was previously a municipal finance banker for Kidder, Peabody & Company. Prior to joining Kidder, Mr. Coleman served as Commissioner of both the New Jersey Department of Community Affairs and Department of Energy, and Chairman of the Hackensack Meadowlands Development Commission and the New Jersey Housing and Mortgage Finance Agency. Mr. Coleman was also the Vice Chairman of the State Commission on Ethical Standards and a member of the Economic Development Authority, Urban Enterprise Zone Authority, Urban Development Authority, State Planning Commission and New Jersey Public Television Commission. He has also served as President of the Greater Newark Urban Coalition and worked in a management consulting capacity throughout Africa.

Errol M. Cook Age: 73 Director since 2003 Member of the Audit and Governance Committees

Mr. Cook is a private investor and consultant. Previously, he was a managing director and partner of Warburg Pincus, a global leader in the private equity industry, from March 1991 until his retirement in February 1999. Before that, Mr. Cook was a Senior Partner of Ernst & Young from August 1961 to September 1989 and a Managing Director of Schroders, a global asset management company, from September 1989 to March 1991.

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Susan S. Denison Age: 66 Director since 1997 Vice Chairman of the Compensation Committee and member of the Governance Committee

Ms. Denison is a partner of Cook Associates, a retained executive search firm, a position she has held since June 2001. In addition, Ms. Denison has served as a director of InterCure, Inc. and LifeonKey Inc. during the last five years. Ms. Denison has more than twenty years of senior executive experience within the Media, Entertainment and Consumer Products Industries. She formerly served as a Partner at TASA Worldwide/Johnson, Smith & Knisely and the Cheyenne Group. She has also served as Executive Vice President, Entertainment and Marketing for Madison Square Garden, Executive Vice President and General Manager at Showtime Networks’ Direct-To-Home Division, Vice President, Marketing for Showtime Networks and Senior Vice President, Revlon. In addition, Ms. Denison previously held marketing positions at Charles of the Ritz, Clairol and Richardson-Vicks.

Michael A. Henning Age: 72 Director since 2003 Vice Chairman of the Audit Committee and member of the Compensation Committee

Mr. Henning served in various capacities with Ernst & Young from 1961 to 2000, including Deputy Chairman of Ernst & Young LLP from December 1999 to October 2000 and Chief Executive Officer of Ernst & Young International from September 1993 to December 1999. He also serves as a director and Chairman of the Audit Committee of CTS Corporation (listed on NYSE), a company that provides electronic components to auto, wireless and PC businesses. He is also a director and member of the Audit, Compensation, Nominating & Corporate Governance, Safety and Strategic Planning Committees of Landstar System, Inc. (listed on Nasdaq), a transportation and logistics services company. In addition, he serves as a director and Chairman of the Audit Committee of Black Diamond, Inc. (listed on Nasdaq), a manufacturer and distributor of outdoor, snow sports and lifestyle products worldwide. Mr. Henning also served as a director of Highlands Acquisition Corp. during the last five years.

John R. Murphy Age: 79 Director since 1996 Chairman of the Audit Committee and member of the Finance and Executive Committees

Mr. Murphy is a Trustee of National Geographic Society, a position he has held since January 2012. From March 1998 until January 2012, Mr. Murphy was Vice Chairman of National Geographic Society and from May 1996 until March 1998, Mr. Murphy was President and Chief Executive Officer of National Geographic Society. He has also served as a member of the Board and on the Finance and Nominating Committees of National Geographic Society. Mr. Murphy also served as the Chief Executive Officer of the Baltimore Sun, as well as in positions as a publisher and editor at the San Francisco Examiner and the Atlanta Constitution. Mr. Murphy previously served as a trustee, Co-Chairman of the Board and member of the Audit Committee of the PNC Mutual Funds and Co-Chairman of the Board of the PNC Alternative Fund. In addition, Mr. Murphy is a trustee of Mercer University and was a past president of the U.S. Golf Association.

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John R. Purcell Age: 81 Director since 1986 Chairman of the Governance Committee and member of the Finance and Executive Committees

Mr. Purcell is Chairman and Chief Executive Officer of Grenadier Associates Ltd., a merchant banking and financial advisory firm. Mr. Purcell has also served as a director of Technology Solutions Co. during the last five years. Mr. Purcell formerly served as Chief Executive Officer of SFN Cos. Inc., as Executive Vice President of CBS, Inc., as Senior Vice President and Chief Financial Officer of Gannett Co., Inc. and as Chairman of Donnelley Marketing, Inc., a database direct marketing firm.

Linda Johnson Rice Age: 55 Director since 2000 Member of the Compensation and Governance Committees

Mrs. Johnson Rice is Chairman of Johnson Publishing Company, Inc., a multi-media company. She joined that company in 1980, became Vice President in 1985, was elected President and Chief Operating Officer in 1987, became Chairman and Chief Executive Officer in 2008 and became Chairman in 2010. Mrs. Johnson Rice is a director of Kimberly-Clark Corporation (listed on NYSE), of which she is a member of the Audit Committee. Mrs. Johnson Rice also served as a director of MoneyGram International, Inc. during the last five years.

Gary L. Roubos Age: 76 Director since 1986 Chairman of the Compensation Committee and member of the Finance and Executive Committees

Mr. Roubos was Chairman of Dover Corporation (listed on NYSE), a world-wide, diversified industrial manufacturing corporation, from May 1989 to May 1999, and Chief Executive Officer of that company from January 1981 to May 1994. During the past five years, he served as a director of Voyager Learning Company, a provider of educational solutions, and ProQuest Co., a company providing online research tools.

The Board UNANIMOUSLY recommends that shareholders vote FOR all nominees.

Item 2 — Ratification of the Appointment of Independent Auditors

     In accordance with the Audit Committee’s charter, the Audit Committee has appointed KPMG LLP as our independent auditors for our fiscal year ending December 31, 2013. We are submitting the selection of our independent auditors for shareholder ratification at the 2013 Annual Meeting. KPMG LLP has been our independent auditor since June 2002.

     Representatives of KPMG LLP are expected to be present at the 2013 Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     The Audit Committee is not bound by the results of the vote regarding ratification of the independent auditors. If our shareholders do not ratify the selection, the Audit Committee will reconsider whether to retain KPMG LLP, but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Omnicom and its shareholders.

     The Board UNANIMOUSLY recommends that shareholders vote FOR ratification of the appointment of KPMG LLP as our independent auditors.

     Approval of this proposal requires the favorable vote of the holders of a majority of the shares voting on the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

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Item 3 — Approval of the Omnicom Group Inc. 2013 Incentive Award Plan and Approval of Performance Criteria

Overview

     The information provided herein is intended to assist our shareholders in deciding how to cast their votes on the Omnicom Group Inc. 2013 Incentive Award Plan (the “Plan”). The Board of Directors adopted the Plan on April 4, 2013 subject to stockholder approval at the annual meeting. Approval of the Plan requires the affirmative vote of the majority of votes cast on the Plan at the annual meeting.

     We believe the Plan benefits shareholders by aligning the incentives of Omnicom’s employees, directors, and consultants with those of its shareholders and tying compensation to company performance. This encourages Omnicom’s employees to seek opportunities for greater shareholder returns. Moreover, the Plan provides the Board with tools to motivate, attract and retain excellent personnel, on whom Omnicom’s success depends. The Plan contains provisions we believe are consistent with best practices in equity compensation and which we believe further protect our shareholders’ interests, which include:

•	Without shareholder approval, the Plan prohibits any alteration or amendment that would increase the number of shares of common stock available under the Plan.
•	Options and stock appreciation rights have a ten year term and may not be granted with an exercise price or base price that is less than the fair market value of our common stock on the date of grant.
•	The Plan does not have single-trigger accelerated vesting provision for change in control, unless the award is not assumed or an equivalent award is not substituted by a successor entity.
•	Awards may not be repriced, replaced or regranted through cancellation or modification without stockholder approval if the effect would be to reduce the exercise price for the shares under the award.
•	Shares withheld from awards under the Plan to satisfy the exercise price or tax withholding amounts due upon exercise of an option or stock appreciation right will not be recycled or added back to the share limit authorized under the Plan.
•	Dividends and dividend equivalents may not be paid on awards subject to performance vesting conditions unless and until such conditions are met.

     If the Plan is approved, it will replace the Amended and Restated Omnicom Group Inc. 2007 Incentive Award Plan (the “2007 Plan”) and no further awards will be granted thereunder. Outstanding awards under the 2007 Plan will continue to be governed by the terms of that plan until exercised, expired or otherwise terminated or canceled. If the Plan is not approved by the shareholders, the 2007 Plan will continue in effect and we will continue to make grants under the 2007 Plan until all shares available thereunder have been issued.

     As of December 31, 2012, the 2007 Plan, together with all prior Omnicom equity compensation plans (collectively, the “Prior Plans”) had 13,371,318 shares of common stock subject to outstanding awards, of which 5,590,880 shares of common stock were subject to stock options and 7,780,438 were subject to full value awards (i.e., awards other than stock options and stock appreciation rights). As of December 31, 2012, there were 384,826 shares of common stock remaining available for future grants under the 2007 Plan, which number assumes that all such grants would be stock options or stock appreciation rights.

     The Plan authorizes the issuance of 33,040,000 shares, less (i) one share for every share that was subject to an option or stock appreciation right granted under the 2007 Plan after December 31, 2012 and (ii) 3.5 shares for every share that was subject to an award granted under the 2007 Plan after December 31, 2012 other than an option or stock appreciation right. This represents an increase of 32,655,174 shares over the remaining number of shares available for future grants under the 2007 Plan as of December 31, 2012. Any shares of our common stock that are subject to options or stock appreciation rights granted from the Plan will be counted against the share limit described above as one share for every one share granted. Any shares that are subject to awards other than options or stock appreciation rights granted from the Plan are counted against this limit as 3.5 shares for every one share granted.

     In addition, any shares of common stock covered by an award that was granted under the Prior Plans that was outstanding as of December 31, 2012 or that is granted under the Plan and which are forfeited, cancelled, or expire or, except with respect to options and stock appreciation rights, are tendered for payment of or withheld

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in satisfaction of tax withholding amounts due upon vesting or settlement of the award shall be added, or added back, as applicable, to the shares of common stock authorized for issuance under the Plan (with any shares subject to awards other than options and stock appreciation rights being added back to the limit as 3.5 shares for each share forfeited, cancelled, expired or withheld, as applicable). For additional information about the shares which may be added to the shares of common stock authorized for issuance under the 2007 Plan, see the discussion below under the heading “—Limitation on Awards and Shares Available.”

     In addition, the Plan is also intended to allow us to provide performance-based compensation that will be tax deductible by us without regard to the limits of Section 162(m) of the Internal Revenue Code (the “Code”). Therefore, for purposes of Section 162(m) of the Code, we are asking our stockholders to approve the list of performance criteria in the Plan that may be used for purposes of granting awards that are intended to qualify as performance-based compensation under the Code, as described below under the heading “Performance-Based Awards.” Stockholder approval of such terms would preserve our ability to deduct compensation associated with future performance-based awards made under the Plan to certain executives. Section 162(m) of the Code limits the deductions a publicly-held company can claim for compensation in excess of $1 million paid in a given year to its chief executive officer and its three other most highly-compensated executive officers (other than its chief financial officer) (these officers are generally referred to as the “covered employees”). “Performance-based” compensation that meets certain requirements is not counted against the $1 million deductibility cap. Stock options and stock appreciation rights generally qualify as performance-based compensation. Other awards that we may grant under the Plan may qualify as performance-based compensation if the payment, retention or vesting of the award is subject to the achievement during a performance period of performance goals selected by the Committee. The Committee retains the discretion to set the level of performance for a given performance measure under a performance-based award. For such awards to qualify as performance-based compensation, the stockholders must approve the material terms of the performance goals every five years. Such approval does not guarantee that incentive compensation that we pay to our covered employees will qualify as performance-based compensation for purposes of Section 162(m), but will permit the Committee to seek to structure incentive compensation to meet the performance-based compensation requirements if it chooses in its discretion to do so.

     If this proposal is not approved, the Plan will not become effective and the 2007 Plan will remain in effect and we will continue to grant awards thereunder until the current share reserve under the 2007 Plan is exhausted. If the Plan is approved, we intend to file with the Securities and Exchange Commission a Registration Statement on Form S-8 covering the shares of our common stock issuable under the Plan.

     Background for the Determination of Additional Shares Under the Plan

     In its determination to approve the Plan and the additional shares that will be available for issuance thereunder, the Board reviewed an analysis prepared by Cook & Co., the Compensation Committee’s independent compensation consultant, which included an analysis of certain burn rate and dilution considerations and the costs of the Plan, including the estimated shareholder value transfer cost. Specifically, the Board considered that:

•	In 2012, 2011 and 2010, we granted equity awards representing a total of approximately 6.8 million, 11.8 million and 2.5 million shares, respectively, which numbers reflect full value awards (i.e., awards other than stock options and stock appreciation rights) counting as 2.5 shares for each share granted, consistent with the share counting provisions of the 2007 Plan. This level of equity awards represents a three-year average burn rate of 2.53% of fully diluted common shares outstanding, which number reflects full value awards counting as 2.5 shares for each share granted, consistent with the share counting provisions of the 2007 Plan. The yearly average burn rate since 2010 was less than the burn rate commitment of 2.765% previously set by the Compensation Committee when the 2007 Plan was amended in 2009. No similar burn rate commitment is being made with respect to the 2013 Plan at this time.
•	If we do not adopt the Plan, then based on historical usage rates of shares under the 2007 Plan, we would expect to exhaust the share limit in 2013, at which time we would lose an important compensation tool aligned with stockholder interests to attract, motivate and retain highly qualified talent.
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•	Based on historical usage, if the Plan is approved, we estimate that the shares reserved for issuance under the Plan would be sufficient for approximately 3 years of awards, assuming we continue to grant awards consistent with our historical usage and current practices, as reflected in our three-year average burn rate, and noting that future circumstances may require us to change our current equity grant practices. Based on the foregoing, we expect that we would require an additional increase to the share reserve under the Plan in 2016 or 2017 (primarily dependent on the future price of Omnicom’s shares, award levels/amounts and hiring activity during the next few years), noting again that the share reserve under the Plan could last for a longer or shorter period of time, depending on our future equity grant practices, which we cannot predict with any degree of certainty at this time.
•	The total aggregate equity value of the additional authorized shares being requested under the Plan (above the shares already available for issuance under the 2007 Plan), based on the 200 day average price of our common stock as of December 31, 2012, assuming all shares granted under the Plan are awards other than options or stock appreciation rights, is approximately $464.1 million. Based upon its analysis, Cook & Co. concluded that our shareholder value transfer (taking into account our existing overhang as well as the new shares that would be available for issuance under the Plan) as a percentage of our market capitalization was less than 8%.

     In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, the Board has determined that the share reserve under the Plan is reasonable and appropriate at this time. The Board will not create a subcommittee to evaluate the risks and benefits for issuing the additional authorized shares requested.

Summary of Terms of the Plan

     The following summarizes the terms of the Plan and does not purport to be a complete description. The following summary is qualified in its entirety by reference to the full text of the Plan, which is attached hereto as Appendix A.

     Purpose

     The purpose of the Plan is to promote the success and enhance the value of Omnicom by continuing to link the personal interest of participants to those of Omnicom shareholders and by providing participants with an incentive for outstanding performance to generate superior returns to Omnicom shareholders. The Plan is further intended to provide flexibility to Omnicom in its ability to motivate, attract, and retain the services of employees, consultants and directors upon whose judgment, interest, and special effort the successful operation of Omnicom is largely dependent.

     Administration

     The Plan is administered by a committee, which may be the Board or a committee appointed by the Board such as our Compensation Committee (collectively, the “Committee”). Until otherwise determined by the Board, the Committee consists solely of two or more Board members who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”), Non-Employee Directors (as defined in Rule 16b-3(b)(3) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)) and “independent directors” under the rules of the New York Stock Exchange. The Board or the Committee may delegate to a committee of one or more Board members or one or more Omnicom officers the authority to grant or amend awards under the Plan to participants other than (i) senior Omnicom executives who are subject to Section 16 of the Exchange Act, (ii) employees who are “covered employees” within the meaning of Section 162(m) of Code, and (iii) Omnicom officers or directors to whom the authority to grant or amend awards under the Plan has been delegated.

     The Committee has the exclusive authority to administer the Plan, including the power to (i) determine participants under the Plan, (ii) determine the types of awards granted to participants under the Plan, the number of such awards, and the number of shares of common stock of Omnicom (the “common stock”) subject to such awards, (iii) determine and interpret the terms and conditions of any awards under the Plan, including the vesting schedule, exercise price and whether to offer cash in exchange for an award, and (iv) adopt rules for the administration, interpretation and application of the Plan.

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     Eligibility

     Persons eligible to participate in the Plan include all employees, directors and consultants of Omnicom and its subsidiaries, as determined by the Committee. As of the record date, there were approximately 63,000 employees (including 7 executive officers), and 11 non-employee directors who were eligible to participate in the Plan.

     Limitation on Awards and Shares Available

     Subject to the adjustment provisions as described in more detail below, the maximum aggregate number of shares of common stock that may be subject to awards granted under the Plan is 33,040,000 shares of common stock, less (i) one share of common stock for every one share of common stock that was subject to an option or stock appreciation right granted after December 31, 2012 from the 2007 Plan and (ii) 3.5 shares for every one share common stock that was subject to an award granted after December 31, 2012 from the 2007 Plan other that an option or stock appreciation right.

     Any shares of common stock that are subject to options or stock appreciation rights granted from the Plan are counted against this limit as one share of common stock for every one share of common stock granted. Any shares of common stock that are subject to awards other than options or stock appreciation rights granted from the Plan are counted against this limit as 3.5 shares of common stock for every one share of common stock granted.

     The shares of common stock covered by the Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market. If following December 31, 2012 an award or portion thereof that was previously granted under the Plan or any Prior Plans is forfeited (including a repurchase of an unvested award upon a participant’s termination of employment at a price equal to the par value of the common stock subject to the award), cancelled, or expires or is settled for cash or, except with respect to options or stock appreciation rights, is tendered for payment of or withheld in satisfaction of the tax withholding amounts due upon vesting or settlement of the award, any shares of common stock subject to such award or portion thereof will be added, or added back, as applicable, to the number of shares of common stock that may be subject to awards granted under the Plan and may be used again for new grants under the Plan (with any such shares subject to awards other than options and stock appreciation rights being added back to the limit as 3.5 shares for each share forfeited, cancelled, expired, settled for cash or withheld, as applicable).

     Notwithstanding the foregoing, the following shares of common stock are not added or added back to the shares of common stock authorized for grant as described above: (i) shares of common stock tendered by the participant or withheld by Omnicom in payment of the purchase price of an option, (ii) shares of common stock tendered by the participant or withheld by Omnicom to satisfy any tax withholding obligation with respect to a stock option or stock appreciation right, and (iii) shares of common stock subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof.

     As of December 31, 2012, there were 13,371,318 shares subject to outstanding awards previously granted in the aggregate under the Prior Plans, of which 5,590,880 shares of common stock were subject to stock options and 7,780,438 were subject to full value awards (i.e., awards other than stock options and stock appreciation rights). If all of these outstanding awards are forfeited, or cancelled or expire or are settled for cash, the maximum potential number of shares that could be added to the Plan as a result thereof would be 32,822,413.

     The number of shares of common stock subject to one or more awards granted to any one participant under the Plan during any calendar year of Omnicom may not exceed 2,000,000 shares of common stock. The Plan further provides that the number of shares of common stock subject to one or more awards granted to a non-employee director under the Plan during any calendar year would be 20,000 shares.

     Awards

     The Plan provides for grants of stock options (both incentive stock options and nonqualified stock options), restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, and restricted stock units. No determination has been made as to the types or amounts of future awards that will be granted to specific individuals pursuant to the Plan.

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Stock Options

     Stock options, including incentive stock options (as defined under Section 422 of the Code) and nonqualified stock options may be granted pursuant to the Plan. The exercise price of incentive stock options and nonqualified stock options granted pursuant to the Plan will not be less than 100% of the fair market value of the common stock on the date of grant, unless incentive stock options are granted to any individual who owns, as of the date of grant, stock possessing more than ten (10) percent of the total combined voting power of all classes of Omnicom stock (the “Ten Percent Owner”), whereupon the exercise price of such incentive stock options will not be less than 110% of the fair market value of the common stock on the date of grant. Incentive stock options and nonqualified stock options may be exercised as determined by the Committee, but in no event after (i) the fifth anniversary of the date of grant with respect to incentive stock options granted to a Ten Percent Owner, or (ii) the tenth anniversary of the date of grant with respect to incentive stock options granted to other employees and nonqualified stock options. Nonqualified stock options may be exercised as determined by the Committee. Upon the exercise of a stock option, the exercise price must be paid in full in cash, by tendering or having withheld previously-acquired or then-issuable shares of common stock with a fair market value at the time of exercise equal to the aggregate exercise price of the option or the exercised portion thereof or by tendering other property acceptable to the Committee.

Restricted Stock

     Restricted stock awards may be granted pursuant to the Plan. A restricted stock award is the grant of shares of common stock at a price determined by the Committee (including zero), that is subject to transfer restrictions and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Committee. No dividends may be paid on awards of restricted stock that are subject to performance vesting conditions unless and until such conditions are met.

Stock Appreciation Rights

     A stock appreciation right (a “SAR”) is the right to receive payment of an amount equal to (i) the excess of (A) the fair market value of a share of common stock on the date of exercise of the SAR over (B) the fair market value of a share of common stock on the date of grant of the SAR, multiplied by (ii) the aggregate number of shares of common stock subject to the SAR. Such payment will be in the form of common stock and shall satisfy all of the restrictions imposed by the Plan upon stock option grants. Each SAR must be evidenced by a written award agreement with terms and conditions consistent with the Plan. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, provided that the term of any SAR shall not exceed ten years.

Restricted Stock Units

     Restricted stock units may be granted pursuant to the Plan, typically without consideration from the participant or for a nominal purchase price. Restricted stock units may be subject to vesting conditions including continued employment or achievement of performance criteria established by the Committee. Like restricted stock, except as described below, restricted stock units may not be sold or otherwise transferred or hypothecated until vesting conditions are removed or expire. Unlike restricted stock, stock underlying restricted stock units will not be issued until the restricted stock units have vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied. No dividend equivalents may be paid on awards of restricted stock units that are subject to performance vesting conditions unless and until such conditions are met.

Other Incentive Awards

     The other types of awards that may be granted under the Plan include performance shares, performance stock units, dividend equivalents, stock payments and deferred stock. Dividend equivalents may not be granted on shares of common stock subject to options or SARs. Dividend equivalents granted in connection with awards that vest based on the achievement of performance goals must be subject to restrictions and risk of forfeiture to the same extent as the award with respect to which the dividend equivalents were granted.

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Performance-Based Awards

     The Committee may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to be “qualified performance-based compensation,” or “QPBC,” within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax purposes. The Committee will determine whether specific performance awards are intended to constitute QPBC within the meaning of Section 162(m) and even if shareholders approve the performance criteria set forth in the plan for purposes of the QPBC exception to Section 162(m) of the Code, the Committee may determine to pay compensation that is not QPBC under Section 162(m) and that is not deductible by reason thereof.

     If the Committee determines to pay qualified performance based compensation, Participants are only entitled to receive qualified performance-based compensation for any given performance period to the extent that pre-established performance goals set by the Committee for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow, and free cash flow), cash flow return on capital, return on net assets, return on shareholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share of common stock, price per share of common stock, and market share, in all cases as defined on a GAAP or IFRS or adjusted GAAP or adjusted IFRS basis. These performance criteria may be measured in absolute terms or as compared to any incremental increase or as compared to results of a peer group of business services companies. With regard to a particular performance period, the Committee shall have the discretion to select the length of the performance period, the type of awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of the qualified performance-based compensation for a performance period, the Committee may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed by Omnicom or its subsidiaries on the date the qualified performance-based compensation is paid to be eligible to receive such qualified performance-based compensation for any period.

     Transfer of Awards

     Awards cannot be assigned, transferred, or otherwise disposed of by a participant other than: (a) by will or the laws of descent and distribution, (b) pursuant to beneficiary designation procedures approved from time to time by the Committee, (c) to the participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (d) to a trust for the benefit of the participant and/or one or more of the persons referred to in clause (c), (e) to a partnership, limited liability company or corporation in which the participant or the persons referred to in clause (c) are the only partners, members or shareholders or (f) for charitable donations. Such permitted assignees shall be bound by and subject to all of the terms and conditions of the Plan and any applicable award agreement.

     Adjustment to Awards

     If there is a stock dividend, stock split, spin-off, or recapitalization through a large, nonrecurring cash dividend, then the Committee shall make proportionate adjustments (if any), as the Committee in its discretion may deem appropriate, to the number and type of securities subject to each outstanding award under the Plan, and the exercise price or grant price of such outstanding award (if applicable).

     If there is any other distribution, merger, consolidation, combination, exchange or other corporate event affecting the common stock or the share price of the common stock (other than a nonreciprocal transaction as described above), the Committee:

•	may appropriately adjust the aggregate number and type of shares of common stock subject to the Plan, the terms and conditions of any outstanding awards, and the grant or exercise price per share of outstanding awards (if applicable);
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•	may provide for the termination of any award in exchange for an amount of cash and/or other property equal to the fair value of the applicable award;
•	may provide for the replacement of any award with other rights or property selected by the Committee in its sole discretion;
•	may provide that all awards shall be exercisable, payable, or fully vested as to all shares of common stock covered thereby;
•	may provide that any surviving corporation (or its parent or subsidiary) shall assume awards outstanding under the Plan or shall substitute similar awards for those outstanding under the Plan, with appropriate adjustment of the number and kind of shares and the prices of such awards; or
•	may make adjustments (i) in the number and type of shares of common stock (or other securities or property) subject to outstanding awards or in the number and type of shares of restricted stock or deferred stock or (ii) to the terms and conditions of (including the grant or exercise price) and the criteria included in, outstanding rights, options, and awards or future rights, options, and awards.

     Effect of a Change in Control

     In the event of a change in control of Omnicom, an award will become fully exercisable and all forfeiture restrictions on such award shall lapse, unless any surviving or acquiring entity substitutes an equivalent award or assumes the participant’s outstanding award.

     Amendment and Termination

     The Committee, subject to approval of the Board, may terminate, amend, or modify the Plan at any time; provided, however, that shareholder approval will be obtained (i) for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, (ii) to increase the number of shares of common stock available under the Plan, (iii) to reduce the per share exercise price of an award, and (iv) except as permitted by the adjustment provision described above, to grant an award or cash in exchange for the cancellation or surrender of an option or a stock appreciation right. In addition, shareholder approval is required for any amendment to the Plan that would permit the granting of options or stock appreciation rights (i) with an exercise price that is below fair market value on the date of grant or (ii) with a term that is more than ten years from the date of grant.

     The Plan provides that in no event may an award be granted pursuant to the Plan on or after the tenth anniversary of the date the Plan was approved by our Board of Directors, which occurred on April 4, 2013.

     Federal Income Tax Consequences

Non-Qualified Stock Options

     For federal income tax purposes, if participants are granted non-qualified stock options under the Plan, participants generally will not have taxable income on the grant of the option, nor will Omnicom be entitled to any deduction. Generally, on exercise of non-qualified stock options, participants will recognize ordinary income, and Omnicom expects that it will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the common stock on the date of exercise. The basis that participants have in shares of common stock, for purposes of determining their gain or loss on subsequent disposition of such shares of common stock generally, will be the fair market value of the shares of common stock on the date the participants exercise their options. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Incentive Stock Options

     There is expected to be no taxable income to participants when participants are granted an incentive stock option or when that option is exercised. However, the amount by which the fair market value of the shares of common stock at the time of exercise exceeds the option price will be an “item of adjustment” for participants for purposes of the alternative minimum tax. Gain realized by participants on the sale of an incentive stock

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option is taxable at capital gains rates, and no tax deduction is available to Omnicom, unless participants dispose of the shares of common stock within (i) two years after the date of grant of the option or (ii) within one year of the date the shares of common stock were transferred to the participant. If the shares of common stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares of common stock on the date of the option’s exercise (or the date of sale, if less) will be taxed at ordinary income rates, and Omnicom expects that it will be entitled to a deduction to the extent that participants must recognize ordinary income. If such a sale or disposition takes place in the year in which participants exercise their options, the income such participants recognize upon sale or disposition of the shares of common stock will not be considered income for alternative minimum tax purposes.

     Incentive stock options exercised more than three months after a participant terminates employment, other than by reason of death or disability, will be taxed as a non-qualified stock option, and the participant will have been deemed to have received income on the exercise taxable at ordinary income rates. Omnicom will be entitled to a tax deduction equal to the ordinary income, if any, realized by the participant.

Stock Appreciation Rights

     Like nonqualified stock options, participants are not expected to be taxed upon grant of SARs, but will realize ordinary income in an amount equal to the sum of the amount of any cash received and the fair market value of the shares or other property received upon exercise. Omnicom expects that it will be entitled to a tax deduction equal to the ordinary income realized by the participant.

Restricted Stock

     If the restricted stock is not freely transferable and is subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code), then the participant will not recognize any income at the time of the award until the restrictions lapse (or unless the recipient elects to accelerate the recognition as of the date of grant). Omnicom expects that it will be entitled to a tax deduction equal to the ordinary income realized by the participant.

Performance and Restricted Stock Units

     Generally there is no income tax consequence to the participant or Omnicom upon the grant of performance or restricted stock units. The participant will realize ordinary income upon payment and Omnicom expects that it will be entitled to a tax deduction equal to the ordinary income realized by the participant.

Section 162(m) and Section 280G of the Code

     Omnicom expects that it will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Code with respect to “covered employees” (as defined in Section 162(m) of the Code) and provided that the income is not an “excess parachute payment” within the meaning of Section 280G of the Code.

Section 409A of the Code

     Generally, to the extent that deferrals of awards fail to meet certain requirements under Section 409A of the Code, such awards will be subject to immediate taxation and tax penalties in the year they vest unless the requirements of Section 409A of the Code are satisfied. It is our intent that awards under the Plan will be structured and administered in a manner that complies with the requirements of Section 409A of the Code.

     Plan Benefits

     No awards will be granted pursuant to the Plan unless and until it is approved by Omnicom’s shareholders. In addition, except as described below with respect to our non-employee directors, awards under the Plan are subject to the discretion of the Committee, and the amount of awards or benefits to be received by any individual (other than our non-employee directors) under the Plan is therefore not determinable. For

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informational purposes, the following table sets forth, with respect to the individuals and groups identified therein the benefits and amounts that were allocated to such individuals and groups for fiscal year 2012 under the 2007 Plan:

Name and Position	Number of Shares Subject to Stock Option and SAR Awards Granted in 2012 (#)	Number of Shares Subject to Performance Restricted Stock Unit (or Other Full Value) Awards Granted in 2012 (#)	Grant Date Fair Value of Awards Granted in 2012 ($) (1)
John Wren	—	87,070	$4,277,749
Randall Weisenburger	—	60,212	$2,958,216
Philip Angelastro	—	—	—
Dennis Hewitt	—	8,112	$398,543
Michael O’Brien	—	11,032	$542,002
All directors who are not employees
(11 persons) (1)	—	26,334	$1,283,500
All current executive officers as a group
(7 persons)	—	166,426	$8,176,509
All employees who are not executive
officers (1,613 persons)	60,000	2,515,127	$125,261,751

(1)	Represents the total amount of the grant date fair value of awards, as determined in accordance with FASB ASC Topic 718. Amount shown assumes settlement of performance based awards at maximum levels.

     In accordance with our Director Compensation and Deferred Stock Program adopted by our Board on December 4, 2008, non-employee directors automatically receive fully-vested common stock each fiscal quarter in a dollar amount equal to $31,250 for their service on our board of directors. In addition, Messrs. Henning and Murphy and Mrs. Choksi have elected to take all or a portion of their cash compensation in the form of common stock. The table below shows, as to each of our outside directors, the number of shares of fully-vested common stock that would be received or allocated to each such director during 2013, assuming a per share value of our common stock of $59.27, which was the closing price of our common stock on the record date.

Name of Outside Director	Number of Shares of Common Stock
Alan R. Batkin	2,109
Robert Charles Clark	2,109
Leonard S. Coleman, Jr.	2,109
Mary C. Choksi	3,374
Errol M. Cook	2,109
Susan S. Denison	2,109
Michael A. Henning	3,374
John R. Murphy	2,742
John R. Purcell	2,109
Linda Johnson Rice	2,109
Gary L. Roubos	2,109

     The Board UNANIMOUSLY recommends a vote FOR the approval of the Plan and the Performance Criteria.

     Adoption of the Plan requires approval by holders of a majority of the outstanding shares of Omnicom stock who are present, or represented, and entitled to vote thereon, at the 2013 Annual Meeting.

Item 4 — Advisory Vote on Executive Compensation

     In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, as amended, we are asking shareholders to approve an advisory resolution on the compensation of the Company’s named executive officers as reported in this Proxy Statement. Two years ago, the Board recommended that this advisory vote to approve named executive officer compensation be conducted annually and shareholders voted in favor of this recommendation by a substantial majority. Accordingly, the Board has determined that it will hold an advisory vote to approve named executive officer

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compensation annually until the next vote to determine the frequency of such an advisory vote. Subsequent to the advisory vote reflected in this proposal, the next advisory vote to approve named executive officer compensation is expected to occur at our annual shareholders meeting in 2014.

     Our executive compensation programs are designed to support the Company’s long-term success. As described above in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

•	Attract, motivate and retain the talented executives who are a critical component of Omnicom’s long-term success by providing each with a competitive total rewards package; and
•	Ensure that executive compensation is aligned with both the short and long-term interests of shareholders.

     We urge shareholders to read the “Compensation Discussion and Analysis” above, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative above, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement has supported and contributed to our success.

     We are asking shareholders to approve the following advisory resolution at the 2013 Annual Meeting.

     RESOLVED, that the shareholders of Omnicom Group Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table for 2012 and the other related tables and disclosure.

     This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program.

The Board UNANIMOUSLY recommends that shareholders vote FOR the advisory resolution on executive compensation.

     Approval of this proposal requires the favorable vote of the holders of a majority of the shares voting on the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Item 5 — Shareholder Proposal Regarding Annual Disclosure of EEO-1 Data

     Representatives of the New York City Comptroller (the “Comptroller”), on behalf of the New York City Pension Funds, 1 Centre Street, New York, NY 10007, have advised that the New York City Pension Funds are the beneficial owner of 670,467 shares of Omnicom common stock and that the Comptroller intends to introduce a proposal for the consideration of shareholders at the 2013 Annual Meeting, the text of which reads as follows.

     RESOLVED: Shareholders request the Board of Directors to adopt and enforce a policy requiring Omnicom Group Inc. (“Omnicom” or the “Company”) to disclose its EEO-1 data—a comprehensive breakdown of the Company’s workforce by race and gender according to 10 employment categories—in its annual sustainability report, beginning in 2013.

Supporting Statement

     Despite federal and state laws forbidding employment discrimination on the basis of race, allegations of racial discrimination persists in some industries; and in recent years, a number of companies have agreed to pay millions of dollars in legal settlements of class actions alleging racial discrimination.

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     The advertising industry, of which the Company is a part, is characterized by the persistent and pervasive underrepresentation of minorities, particularly in senior positions. A recent study entitled, “Research Perspectives on Race and Employment in the Advertising Industry” (Bendick and Egan Economic Consultants, Inc. 2009), found that:

•	Racial disparity is 38% worse in the advertising industry than in the overall U.S. labor market;
•	The “discrimination divide” between advertising and other U.S. industries is more than twice as wide as it was 30 years ago;
•	Black college graduates working in advertising earn 80 cents for every dollar earned by their equally-qualified White counterparts;
•	About 16% of large advertising firms employ no Black managers or professionals, a rate 60% higher than in the overall labor market; and
•	Black managers and professionals in the industry are only one-tenth as likely as their White counterparts to earn $100,000 a year.

     Numerous studies have found that workplace diversity provides a competitive advantage by generating diverse, valuable perspectives, creativity and innovation, increased productivity and morale, while eliminating the limitations of “groupthink.”

     Omnicom agrees “that workplace diversity creates value for the Company and fosters a positive corporate culture,” according to its 2012 Proxy Statement. The Company emphasizes its commitment to recruiting, retaining and promoting minorities and women, and points to a set of specific initiatives. But without quantitative disclosure, shareholders have no way to evaluate and benchmark the effectiveness of these efforts.

     Federal law requires companies with 100 or more employees to annually submit an EEO-1 Report to the Equal Employment Opportunity Commission. The report profiles a company’s workforce by race and gender according to 10 job categories, including senior management.

     Disclosure of the Company’s EEO-1 data would allow shareholders to evaluate the effectiveness of its efforts to increase the diversity of its workforce throughout its ranks, and at minimal cost. In addition, we believe full disclosure of the Company’s EEO-1 data would drive management and the Board to pursue continuous improvements in the Company’s diversity programs, fully integrate diversity into its culture and practices, and strengthen its reputation and accountability to shareholders.

     We urge shareholders to vote FOR the proposal, which received the support of 34% of votes cast at Omnicom’s 2012 annual meeting.

The Board’s Statement in Opposition

     The Board of Directors has considered this proposal and concluded that its adoption is unnecessary in light of Omnicom’s existing and active commitment to diversity and not in the best interests of our shareholders. Accordingly, the Board UNANIMOUSLY recommends a vote AGAINST this proposal for the following reasons.

The Company agrees with and has implemented programs supporting the principles of this proposal

     Omnicom agrees with the proponent that workplace diversity creates value for the Company and fosters a positive corporate culture. With our global presence, we believe it is important that our workforce reflects our global community. We are committed to recruiting and retaining the best talent from diverse backgrounds and experiences.

•	The Omnicom Diversity Development Advisory Committee (“DDAC”) was formed in 2007 to enhance diversity at Omnicom, and by extension, throughout the advertising industry as a whole. Omnicom has committed its workforce and $1.25 million in funding to this effort. The DDAC is chaired by former New York State Comptroller, H. Carl McCall, and its members include Sharon Robinson of Major League Baseball, MarySol Rodriguez of Distinctive Public Affairs, Maria Nunes of SY Partners, Darwin Davis of BACD Enterprises and musician and radio personality, James Mtume.
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•	Through the Omnicom Medgar Evers Associate Program, established in 2009, we have provided financial support and created numerous internships and other opportunities for students with diverse educational, socioeconomic, political and cultural backgrounds.
•	Omnicom supports ADCOLOR, an initiative of the ADCOLOR Industry Coalition, which creates networks of outstanding diverse professionals and champions of diversity and inclusion. At the annual ADCOLOR Awards, diverse professionals at all levels within the industry are honored for their personal contributions and efforts to open doors for other high-potential, diverse professionals.
•	Our Diversity Initiatives Group meets monthly to share best practices and develop tools to efficiently and effectively incorporate diversity and inclusion initiatives at Omnicom offices.
•	G23, a strategic insights organization founded in 2008 by Omnicom’s most senior female executives and distinguished thought leaders, focuses on the economic and social impact of women in the global economy. Together with some of Omnicom’s largest clients, G23 helps lay the foundation for more meaningful engagement and dialog with women at all life stages.
•	Omnicom employs a Diversity and Inclusion Executive at each of our networks and a Senior Vice President and Chief Diversity Officer at our corporate office to oversee and advance diversity and inclusion efforts at every level of our organization.

     Omnicom has also taken an active role in developing supplier diversity. In connection with the Omnicom Supplier Diversity Initiative, we created the Omnicom Supplier Diversity Database in order to expand access to diverse suppliers across our global network of agencies. The database is a resource that spurs collaboration with clients and suppliers and currently includes more than 900 minority- and women-owned vendors. By successfully utilizing these mutually beneficial business relationships, we help meet the diversity goals that we have set for Omnicom as well as those of our clients.

The proposal requests release of information that would not be informative and could harm the Company

     The stockholder proposal requests public disclosure of the data contained in Form EEO-1, which Omnicom and other private employers are required to prepare and file annually on a confidential basis with the Equal Employment Opportunity Commission (“EEOC”). Form EEO-1 requires us to categorize our workforce by gender and race according to certain EEOC-mandated job categories that do not account for any company or industry specific factors. It is designed to yield generalized data across all categories of private employers rather than information specific to Omnicom or comparable companies in the advertising industry. For these reasons, EEO-1 data is neither informative nor is it a reliable measure of our commitment to equal opportunity employment. We do not believe that disclosing it will meaningfully further the goal of workplace diversity. To the contrary, this information, which is susceptible to misinterpretation, could be manipulated by those with interests adverse to Omnicom’s and harm the Company.

The proposal is unnecessary because the Company already publishes similar information

     The Company already shares information regarding our diversity philosophy and programs in our annual Citizenship & Sustainability Report, which is currently available to the public on our website, csr.omnicomgroup.com. This detailed report, in addition to the video testimonials that accompany it on the website, is a superior medium through which we can explain our various initiatives and highlight the contributions that all of our employees make to our diverse corporate culture. The time and expense involved in producing the EEO-1 information requested by the shareholder proposal in a format suitable for disclosure neither furthers our equal employment efforts, nor is it a prudent use of our resources.

     For the above reasons, the Board of Directors does not believe that it is in the best interests of Omnicom or its shareholders to adopt this proposal. Doing so is unnecessary in light of Omnicom’s existing and active commitment to diversity and not in the best interests of our shareholders.

For these reasons, the Board of Directors UNANIMOUSLY urges shareholders to vote AGAINST the proposal regarding annual disclosure of EEO-1 data.

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     Approval of this proposal requires the favorable vote of the holders of a majority of the shares voting on the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Item 6 — Shareholder Proposal Regarding Stock Retention

     John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, has advised that he is the beneficial owner of no less than 150 shares of Omnicom common stock and that he intends to introduce a proposal for the consideration of shareholders at the 2013 Annual Meeting, the text of which reads as follows.

Proposal 6 — Executives To Retain Significant Stock

     RESOLVED: Shareholders request that our executive pay committee adopt a policy requiring that senior executives retain a significant percentage of shares acquired through equity pay programs until reaching normal retirement age. For the purpose of this policy, normal retirement age shall be defined by the Company’s qualified retirement plan that has the largest number of plan participants. The shareholders recommend that the committee adopt a share retention percentage requirement of 25% of such shares.

     The policy should prohibit hedging transactions for shares subject to this policy which are not sales but reduce the risk of loss to the executive. This policy shall supplement any other share ownership requirements that have been established for senior executives, and should be implemented so as not to violate our Company’s existing contractual obligations or the terms of any pay or benefit plan currently in effect.

Supporting Statement

     Requiring senior executives to hold a significant portion of stock obtained through executive pay plans would focus our executives on our company’s long-term success. A Conference Board Task Force report on executive pay stated that hold-to-retirement requirements give executives “an ever-growing incentive to focus on long-term price performance.”

     It may be helpful to consider this proposal in the context of our Company’s overall corporate governance as reported in 2012:

     GMI/The Corporate Library, an independent investment research firm, had continuously rated our company “D” since 2005 with “High Governance Risk.” Also “High Concern” for our director’s qualifications and “Very High Concern” regarding our Executive Pay - $15 million for John Wren.

     Additionally, 50% of annual incentive pay for our highest paid executives was based on subjective performance. Subjective performance can undermine pay-for-performance. Our CEO was given $10 million in cash bonuses and $4 million in performance restricted stock units (RSU) as part of his annual job performance incentive pay. Finally, Mr. Wren had a potential $13 million entitlement in the event of a voluntary termination. Perhaps it was not a surprise that all members of our executive pay committee received our highest negative votes.

     Six of our directors were age 71 to 83 including 60% of our audit committee. Nine directors each had 10 to 26 years long-tenure including 80%-plus of our nomination committee – perhaps not a surprise. Director independence erodes after 10-years. GMI said long-tenured directors could form relationships that may compromise their independence and therefore hinder their ability to provide effective oversight. A more independent perspective would be a priceless asset for our directors.

     Alan Batkin was involved with the Overseas Shipholding Group bankruptcy and Leonard Coleman was involved with the Owens Corning bankruptcy and together they controlled 30% plus of our executive pay committee related to the $15 million for Mr. Wren. Mr. Coleman received our highest negative votes.

     Please vote to protect shareholder value.

Executives To Retain Significant Stock — Proposal 6

The Board’s Statement in Opposition

     The Board of Directors has considered this proposal and concluded that its adoption is unnecessary and not in the best interests of our shareholders. Accordingly, the Board UNANIMOUSLY recommends a vote AGAINST this proposal for the following reasons.

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The Company agrees with and has implemented programs supporting the principles of this proposal

     Omnicom agrees that meaningful, long term stock ownership aligns executives’ interests with shareholders and promotes a focus on the Company’s long term success. As explained in our Compensation Discussion and Analysis section of this Proxy Statement, our current executive compensation program effectively achieves this goal.

•	A significant portion of Omnicom’s annual executive compensation is variable and performance-based.
•	Omnicom has already adopted Executive Stock Ownership Guidelines that require our President and Chief Executive Officer and our Executive Chairman to hold shares of Omnicom common stock with a value equal to six times their base salaries and our Chief Financial Officer and the Chief Executive Officers of our networks to hold shares of Omnicom common stock with a value equal to three times their base salary.
•	As executives become more senior, performance-based and retention components increase as a proportion of the entire compensation package while base pay decreases as a proportion of the entire compensation package.
•	The Company grants performance restricted stock units, with the ultimate number of shares to be received dependent on Omnicom’s future performance as compared to that of an industry peer group.
•	The Company periodically grants long term equity awards to executives which vest over a five-year period.

     Collectively, these components of our executive compensation program incentivize the achievement of the Company’s long term strategic objectives and align financial awards with the economic interests of our shareholders.

The proposal could diminish the Company’s ability to attract and retain talented executives

     A policy requiring executives to hold a significant portion of their equity awards until normal retirement age could diminish our ability to attract and retain the talented executives who are critical to our long term success. The proposal fails to strike a reasonable balance between incentivizing desired executive behavior and permitting executives to prudently manage their finances. First, the proposal ignores executives’ legitimate needs to diversify their financial portfolios. Second, the proposal requires, without exception, executives to hold stock until retirement age, even after termination of Company employment. This could result in a reduced final equity award to some executives due to circumstances completely unrelated to the executives’ actions during their period of employment with Omnicom.

     This unfair and arbitrary result would likely hinder the ability of the Company to attract and retain talented executives. As mentioned in our Compensation Discussion and Analysis section of this Proxy Statement, our industry is highly competitive, and the loss of key executives to competitors poses a significant risk. Omnicom’s paramount concern is to attract and retain the highest-caliber executive team to ensure that the Company is managed in the most effective possible manner. This requires a frequent evaluation of external market factors and compensation trends. The proposal would hamper the flexibility of the Board to respond to market changes and harm the Company’s ability to attract and retain executives.

The proposal is unnecessary in light of the Company’s commitment to corporate governance

     In regards to the governance concerns raised by the proponent, we note that as of the date of the filing of this Proxy Statement Institutional Shareholder Services has given Omnicom a “3” overall rating and a “1” or “2” rating (on a ten point scale where “1,” the most favorable rating, indicates lower governance risk) in two of the four areas for which it evaluates the Company’s governance practices: a “1” in Audit and a “2” in Compensation. Institutional Shareholder Services also found that Omnicom’s governance policies were at the top of its governance score range with regards to takeover defense, related party transactions, board policies, pay for performance, communications and disclosure, and controversies.

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     We also note that the Company currently has an “above-average” rating from Governance Metrics International (“GMI”), and since 2005, GMI has consistently given the Company an overall rating of between 8 and 7 on its ten point scale, ratings which GMI defines as “above-average” or “average.” In these years the Company has always rated above the overall average rating for companies in the Media Sector in the GMI survey.

     For these reasons, the Board of Directors UNANIMOUSLY urges shareholders to vote AGAINST the shareholder proposal requiring executives to retain a significant percentage of equity awards.

     Approval of this proposal requires the favorable vote of the holders of a majority of the shares voting on the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

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INFORMATION ABOUT VOTING AND THE MEETING

Quorum; Required Vote; Effect of an Abstention and Broker Non-Votes

     More than 50% of the shares entitled to vote will constitute a quorum for the transaction of business at the 2013 Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum exists. Broker non-votes are proxies returned by brokers or other nominees who do not vote on a particular item because they did not receive instruction from the beneficial owner and were not permitted to exercise discretionary voting authority. If a quorum is not present, the shareholders who are present or represented may adjourn the meeting until a quorum exists. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice need be given. We will, however, publish a press release if the meeting is adjourned to another date. An adjournment will have no effect on business that may have already been conducted at the meeting.

     In order to obtain approval of the election of any nominee as a director, assuming a quorum exists, a director nominee must receive a majority of the votes cast with respect to such nominee, meaning the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee. In order to ratify the appointment of KPMG LLP as our independent auditors, assuming a quorum exists, the affirmative vote of the holders of a majority of the shares represented at the meeting and actually voted is required. Abstentions and broker non-votes will not be considered as votes cast in favor or against proposals that require the affirmative vote of the holders of a majority of the votes cast, which includes items 3, 4, 5 and 6 and thus will have no effect on the outcome of those proposals.

Voting

     You can vote your shares by proxy card, through the Internet, by telephone or in person. We have adopted the Internet and telephone voting procedures to authenticate shareholders’ identities, to allow shareholders to provide their voting instructions and to confirm that their instructions have been recorded properly. By submitting your proxy through the Internet, by telephone or by using the proxy card, you will authorize two of our officers or their designees to represent you and vote your shares at the meeting in accordance with your instructions or, if no instructions are given, your shares will be voted as described below in the section entitled “‘Default’ Voting.”

     Fidelity Management Trust Company, as trustee under our retirement savings plan, and Computershare Trust Company, Inc., as administrator of our ESPP, will vote common stock held in the plans as indicated by participants in whose accounts the shares are held, whether or not vested, on their proxies. Please note that your shares held in either plan will be voted as you instruct if your proxy card, telephone or Internet voting instructions are received on or before 11:59 p.m. Eastern Daylight Time on Thursday, May 16, 2013. In accordance with the terms of the retirement savings plan, Fidelity Management Trust Company will vote all shares for which it does not receive voting instructions by the deadline provided above in the same proportion on each issue as it votes the shares for which it does receive instructions. In accordance with the terms of the ESPP, Computershare Trust Company, Inc. will not vote shares for which it does not receive voting instructions by the deadline provided above.

Voting by Street Name Holders

     If you are the beneficial owner of shares held in “street name” by a broker, bank or other nominee, the broker, bank or other nominee, as the record holder of the shares, is required to vote those shares according to your instructions. Your broker, bank or other nominee should have sent you a voting instruction card for you to use in directing it on how to vote your shares.

     Under existing rules, if your broker holds your shares in its name and you have not given voting instructions, your broker nonetheless has the discretion to authorize the designated proxies to act, except on certain matters. As such, they could vote in respect of the ratification of the appointment of KPMG LLP as our independent auditors, but not on the election of directors, the approval of our 2013 Incentive Award Plan, the advisory resolution on the Company’s executive compensation, the shareholder proposal regarding annual disclosure of EEO-1 data, or the shareholder proposal regarding stock retention.

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“Default” Voting

     If you submit a proxy, whether through the Internet, by telephone or by using the proxy card, but do not indicate any voting instructions, your shares will be voted FOR the election of all nominees for director, FOR the ratification of the appointment of KPMG LLP, FOR the approval of our 2013 Incentive Award Plan, FOR the advisory resolution on the Company’s executive compensation and AGAINST the shareholder proposal regarding annual disclosure of EEO-1 data and the shareholder proposal regarding stock retention. If any other business properly comes before the shareholders for a vote at the meeting, your shares will be voted according to the discretion of the holders of the proxy. They may also vote your shares to adjourn the meeting and will be authorized to vote your shares at any adjournments or postponements of the meeting.

Right to Revoke

     If you submit your proxy, you may change your voting instructions at any time prior to the vote at the 2013 Annual Meeting. For shares held directly in your name, you may change your vote by granting a new proxy, through the Internet, by telephone or in writing, which bears a later date (thereby automatically revoking the earlier proxy) or by attending the 2013 Annual Meeting and voting in person. For shares beneficially owned by you, but held in “street name” by a broker, bank or other nominee, please refer to the information forwarded to you by your broker, bank or other nominee for instructions on revoking or changing your proxy.

Tabulation of Votes

     Wells Fargo Bank, N.A. will act as inspectors at the 2013 Annual Meeting. They will determine the presence of a quorum and will tabulate and certify the votes.

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ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership of our common stock with the SEC. Purchases and sales of our common stock by such persons are published on our website at http://www.omnicomgroup.com.

     Based solely upon a review of the copies of such reports filed with the SEC, and on written representations from our reporting persons, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and persons who own more than 10% of our common stock were complied with during 2012.

Transactions with Related Persons

     We review all relationships and transactions between Omnicom or its subsidiaries and related persons to determine whether such persons have a direct or indirect material interest. Related persons include any director, nominee for director, officer or their immediate family members. Although we do not have a written policy governing such transactions, Omnicom’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the company or a related person has a direct or indirect material interest in the transaction. As part of this process, and pursuant to our Audit Committee’s charter, the Audit Committee reviews our policies and procedures with respect to related person transactions. These policies and procedures have been communicated to, and are periodically reviewed with, our directors and executive officers, and the Audit Committee documents in its minutes any actions that it takes with respect to such matters. Under SEC rules, transactions that are determined to be directly or indirectly material to Omnicom, its subsidiaries or a related person are required to be disclosed in Omnicom’s Proxy Statement. In the course of reviewing a related party transaction, Omnicom considers (a) the nature of the related person’s interest in the transaction, (b) the material terms of the transaction, (c) the importance of the transaction to the related person and Omnicom or its subsidiaries, (d) whether the transaction would impair the judgment of a director or officer to act in the best interest of Omnicom, and (e) any other matters deemed appropriate.

     Based on the information available to us and provided to us by our directors and officers, we do not believe that there were any such material transactions in effect since January 1, 2012, or any such material transactions proposed to be entered into during 2013, with the following exception. Mr. Wren’s brother, Christopher Wren, is employed as the Director of Financial Systems for Rapp, a subsidiary of Omnicom. In 2012, his total compensation was $179,684, including salary, bonus and other benefits.

Expense of Solicitation

     We will bear all costs of this proxy solicitation. Proxies may be solicited by mail, in person, by telephone or by facsimile or electronic transmission by our officers, directors, and regular employees. We may reimburse brokerage firms, banks, custodians, nominees and fiduciaries for their expenses to forward proxy materials to beneficial owners. We have retained Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902 to assist in the solicitation of proxies. For these services, we will pay Morrow & Co. a fee of approximately $10,500 and reimburse it for certain out-of-pocket disbursements and expenses.

Incorporation by Reference

     To the extent that this Proxy Statement is incorporated by reference into any other filing by Omnicom under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, the sections of this Proxy Statement entitled “Executive Compensation: Compensation Committee Report,” “Audit Related Matters: Audit Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in such filing.

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Availability of Certain Documents

     This Proxy Statement and our 2012 Annual Report to Shareholders are available, beginning April 11, 2013, at our website at http://www.omnicomgroup.com/investorrelations. You may also access our Proxy Statement and our 2012 Annual Report at https://materials.proxyvote.com/681919. You also may obtain a copy of this document, our 2012 Annual Report, our Corporate Governance Guidelines, our Code of Conduct, our Code of Ethics for Senior Financial Officers and the charters for our Audit, Compensation, Governance, Finance, Executive and Qualified Legal Compliance Committees, without charge, by writing to: Omnicom Group Inc., 437 Madison Avenue, New York, New York 10022, Attn: Corporate Secretary. All of these documents also are available after being approved by the Board through our website at http://www.omnicomgroup.com/investorrelations. Please note that the information contained on our website is not incorporated by reference in, or considered to be part of, this Proxy Statement.

Delivery of Documents to Shareholders Sharing an Address

     If you are the beneficial owner of shares of our common stock held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee may only deliver one copy of this Proxy Statement and our 2012 Annual Report to multiple shareholders who share an address unless that broker, bank or other nominee has received contrary instructions from one or more of the shareholders at a shared address. We will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement and our 2012 Annual Report to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the Proxy Statement and Annual Report, now or in the future, should submit this request by writing to: Omnicom Group Inc., 437 Madison Avenue, New York, New York 10022, Attn: Corporate Secretary or calling our Corporate Secretary at (212) 415-3600. Beneficial owners sharing an address who are receiving multiple copies of Proxy Statements and Annual Reports and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

SHAREHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING

     Any shareholder who wishes to present a proposal for inclusion in next year’s Proxy Statement and form of proxy must deliver the proposal to our principal executive offices no later than the close of business on December 13, 2013. Proposals should be addressed to: Omnicom Group Inc., 437 Madison Avenue, New York, New York 10022, Attn: Corporate Secretary.

     Our By-laws require that written notice of the proposal be provided to our Corporate Secretary no less than 60 days prior to the date set for the meeting, which was March 22, 2013 for the 2013 Annual Meeting. In order for a nomination for director or proposal to be considered, the notice must include, as to each nominee (if applicable) and the submitting shareholder, the information as to such nominee and shareholder that would be required to be included in a proxy statement under the proxy rules of the SEC if such shareholder were to solicit proxies from all shareholders of Omnicom for the election of such nominee as a director or approval of such proposal and such solicitation were one to which Rules 14a-3 to 14a-12 under the Securities Exchange Act of 1934, as amended, apply. A copy of the applicable By-law provisions may be obtained, without charge, upon written request addressed to: Omnicom Group Inc., 437 Madison Avenue, New York, New York 10022, Attn: Corporate Secretary. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

MICHAEL J. O’BRIEN
Secretary

New York, New York
April 11, 2013

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APPENDIX A

OMNICOM GROUP INC.

2013 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

     The purpose of the Omnicom Group Inc. 2013 Incentive Award Plan (as amended from time to time, the “Plan”) is to promote the success and enhance the value of Omnicom Group Inc. (the “Company”) by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “2007 Plan” means the Omnicom Group, Inc. 2007 Incentive Award Plan, as such plan may be or have been amended or amended and restated from time to time.

2.2 “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, or a Restricted Stock Unit award granted to a Participant pursuant to the Plan.

2.3 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Blackout Period” means any period during with a Participant is prohibited from public trading in Stock as a result of the application of any insider trading or other policy of the Company or any applicable law.

2.6 “Change in Control” means and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than (i) a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.6(a) or Section 2.6(c) or (ii) a director who was nominated by the Board, or otherwise appointed or elected by or to the Board, pursuant to or in connection with an agreement or understanding to forestall or settle (or otherwise not pursue) a proxy contest or one or more stockholder proposals to amend (or otherwise relating to) the Company’s bylaws, certificate of incorporation or other documents or policies

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addressing the governance of the Company or rights of Company stockholders) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.6(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The Company’s stockholders approve a liquidation or dissolution of the Company.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.7 “Code” means the Internal Revenue Code of 1986, as amended.

2.8 “Committee” means the committee of the Board described in Article 12.

2.9 “Company” has the meaning given in Article 1.

2.10 “Consultant” means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to the Company or any Subsidiary; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person.

2.11 “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.12 “Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Section 8.5.

2.13 “Director” means a member of the Board, or as applicable, a member of the board of directors of a Subsidiary.

2.14 “Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time.

2.15 “Dividend Equivalents” means a right granted to a Participant pursuant to Section 8.3 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.16 “Effective Date” has the meaning set forth in Section 13.1.

2.17 “Eligible Individual” means any person who is an Employee, a Consultant or an Independent Director, as determined by the Committee.

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2.18 “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

2.19 “Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per share value of the Stock underlying outstanding Awards.

2.20 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.21 “Fair Market Value” means, as of any given date, (a) if Stock is traded on any established stock exchange, the closing price of a share of Stock as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if Stock is not traded on an exchange but is quoted on a national market or other quotation system, the last sales price on such date, or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported; or (c) if Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

2.22 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.23 “Independent Director” means a Director of the Company who is not an Employee.

2.24 “Non-Employee Director” means a Director of the Company who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) under the Exchange Act, or any successor rule.

2.25 “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.26 “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.27 “Participant” means any Eligible Individual who, as a Director, Consultant or Employee, has been granted an Award pursuant to the Plan.

2.28 “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), profit (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured (i) either in absolute terms or as compared to any incremental increase or as compared to results of a peer group and (ii) either on a GAAP or adjusted GAAP or IFRS or adjusted IFRS (or other accounting principles followed by the Company) or on any other basis. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

2.29 “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, network, business unit, or an individual. The Committee, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

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2.30 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award.

2.31 “Performance Share” means a right granted to a Participant pursuant to Section 8.1, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.32 “Performance Stock Unit” means a right granted to a Participant pursuant to Section 8.2, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.33 “Permitted Assignee” has the meaning set forth in Section 10.3.

2.34 “Plan” has the meaning set forth in Article 1.

2.35 “Prior Plans” means, collectively, the following plans of the Company: the 2007 Plan, the Omnicom Group Inc. Equity Incentive Plan, the Omnicom Group Inc. Amended and Restated 1998 Incentive Compensation Plan and the Omnicom Group Inc. Director Equity Plan, in each case as such plan may be or have been amended from time to time.

2.36 “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code and which is subject to the terms and conditions set forth in Article 9.

2.37 “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

2.38 “Restricted Stock Unit” means an Award granted pursuant to Section 8.6.

2.39 “Securities Act” means the Securities Act of 1933, as amended.

2.40 “Stock” means the common stock of the Company, par value $0.15 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

2.41 “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

2.42 “Stock Payment” means a payment in the form of shares of Stock granted pursuant to Section 8.4 as part of any bonus, deferred compensation or other arrangement.

2.43 “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

2.44 “Substitute Awards” means Awards granted or shares of Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combined.

2.45 “Successor Entity” has the meaning given in Section 2.6(c)(i).

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ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Article 11 and Sections 3.1(b) and (c), the maximum aggregate number of shares of Stock that may be subject to Awards granted under the Plan is Thirty-Three Million Forty Thousand (33,040,000) shares of Stock, less (i) one (1) share of Stock for every one (1) share of Stock that was subject to an option or stock appreciation right granted after December 31, 2012 from the 2007 Plan and (ii) three and one-half (3.5) shares of Stock for every one (1) share of Stock that was subject to an award granted after December 31, 2012 from the 2007 Plan other than an option or stock appreciation right. Any shares of Stock that are subject to Options or SARs granted from the Plan shall be counted against the foregoing limit as one (1) share of Stock for every one (1) share of Stock granted. Any shares of Stock that are subject to Awards other than Options or SARs granted from the Plan shall be counted against the foregoing limit as three and one-half (3.5) shares of Stock for every one (1) share of Stock granted.

(b) If after December 31, 2012 an award granted under a Prior Plan or an Award granted under this Plan, or any portion thereof, is forfeited (including a repurchase of an unvested award upon a Participant’s termination of employment at a price equal to the par value of the Stock subject to the award), cancelled or is settled for cash or expires, then the shares of Stock subject to such Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration, cancellation or cash settlement be added or added back, as applicable, to the limit set forth in paragraph (a) of this Section and be available, or again be available, for Awards under the Plan. In addition, shares of Stock tendered after December 31, 2012 by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award that is not an Option or SAR or an award granted under a Prior Plan that is not an option or a stock appreciation right shall be added or added back, as applicable, to the limit set forth in paragraph (a) of this Section and be available, or again be available, for Awards under the Plan. Any shares of Stock that are added, or added back, as applicable, to the limit set forth in paragraph (a) of this Section shall be added or added back as: (i) one (1) share of Stock for every one (1) share of Stock that was subject to an Option or SAR or an option or stock appreciation right granted from a Prior Plan and (ii) three and one-half (3.5) shares of Stock for every one (1) share of Stock that was subject to an Award other than an Option or SAR or an award granted from a Prior Plan other than an option or stock appreciation right. Notwithstanding any provision of this Plan to the contrary, the following shares of Stock shall not be added or added back, as applicable, to the shares of Stock authorized for grant under paragraph (a) of this Section: (x) shares of Stock tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or an option granted under a Prior Plan, (y) shares of Stock tendered after December 31, 2012 by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Option or a SAR or an option or stock appreciation right granted under a Prior Plan, and (z) shares of Stock subject to a SAR (or a stock appreciation right from a Prior Plan) that are not issued in connection with the stock settlement of the SAR (or a stock appreciation right from a Prior Plan) on exercise thereof. Shares purchased in the market with the proceeds from any exercise of an Option or an option granted under a Prior Plan also shall not be added or added back, as applicable, to the shares of Stock authorized for grant under paragraph (a) of this Section. Notwithstanding the provisions of this Section 3.1(b), no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c) Substitute Awards shall not reduce the shares of Stock authorized for grant under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or

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combination) may be used for Awards under the Plan and shall not reduce the shares of Stock authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees, Consultants or Directors prior to such acquisition or combination.

(d) Notwithstanding anything to the contrary in this Section 3, or elsewhere in this Plan, but subject to adjustment pursuant to Article 11 of the Plan, the aggregate number of shares of Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options after December 31, 2012 shall not exceed Thirty-Three Million Forty Thousand (33,040,000) shares of Stock, less (i) one (1) share of Stock for every one (1) share of Stock that was subject to an option or stock appreciation right granted after December 31, 2012 from the 2007 Plan and (ii) three and one-half (3.5) shares of Stock for every one (1) share of Stock that was subject to an award granted after December 31, 2012 from the 2007 Plan other than an option or stock appreciation right.

3.2 Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to (a) any one Participant (other than an Independent Director) during any calendar year shall be Two Million (2,000,000) shares of Stock and (b) any Independent Director during any calendar year shall be Twenty Thousand (20,000) shares of Stock, which limits shall not be subject to the fungible share counting provisions of Section 3.1.

ARTICLE 4.

ELIGIBILITY AND PARTICIPATION

4.1 Eligibility. Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.

4.2 Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.

4.3 Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

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ARTICLE 5.

STOCK OPTIONS

5.1 General. The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided, that, subject to Section 5.2(c), the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant. Notwithstanding the foregoing, Options that are Substitute Awards may be granted with a per share exercise price other than as required in the preceding sentence.

(b) Time and Conditions of Exercise; Blackout Periods. The Committee shall determine the Performance Criteria, other specific performance criteria or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. The Committee shall also determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. Notwithstanding the foregoing or any stated term of an Option as identified in an Award Agreement, unless otherwise specifically stated to the contrary in an Award Agreement or unless otherwise determined by the Committee, if, as of the last business day of the applicable term of an Option, (i) the Option is outstanding and has an exercise price per share that is less than the Fair Market Value per share of Stock as of such date, (ii) the Participant who holds such Option is subject to a Blackout Period that is then in effect, and (iii) the Option is not an Incentive Stock Option, then the Option term shall automatically be extended until the 30th day after the expiration of the applicable Blackout Period.

(c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid and the form of payment, including, without limitation: (i) cash, (ii) shares of Stock (including shares of Stock subject to issuance pursuant to the exercise of the Option) held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or (iii) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale). Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

(d) Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2 Incentive Stock Options. Incentive Stock Options shall be granted only to Employees and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1, must comply with the provisions of this Section 5.2.

(a) Expiration. Subject to Section 5.2(c), an Incentive Stock Option shall expire and may not be exercised to any extent by anyone after the date ten years from the date it is granted, unless an earlier time is set in the Award Agreement.

(b) Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are

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first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(c) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(d) Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

(e) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(f) Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

5.3 Granting of Options to Independent Directors. The Board may from time to time, in its sole discretion, and subject to the limitations of the Plan:

(a) Select from among the Independent Directors (including Independent Directors who have previously been granted Options under the Plan) such of them as in its opinion should be granted Options;

(b) Subject to Sections 3.1 and 3.3, determine the number of shares of Stock that may be purchased upon exercise of the Options granted to such selected Independent Directors; and

(c) Subject to the provisions of this Article 5, determine the terms and conditions of such Options, consistent with the Plan.

Options granted to Independent Directors shall be Non-Qualified Stock Options.

ARTICLE 6.

RESTRICTED STOCK AWARDS

6.1 Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement and shall be subject to Article 10.

6.2 Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock) and may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. If an Award of Restricted Stock is subject to any performance-based vesting conditions, then to the extent such Award provides the Participant with the right to receive dividends paid prior to the vesting of such Award, such dividends shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the related Award vests.

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ARTICLE 7.

STOCK APPRECIATION RIGHTS

7.1 Grant of Stock Appreciation Rights.

(a) A Stock Appreciation Right may be granted to any Eligible Individual selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose (including any Performance Criteria or other specific performance criteria that must be satisfied before all or part of a Stock Appreciation Right may be exercised) and shall be evidenced by an Award Agreement. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part; provided that the term of any SAR granted under the Plan shall not exceed ten years. Notwithstanding the foregoing or any stated term of a SAR as identified in an Award Agreement, unless otherwise specifically stated to the contrary in an Award Agreement or unless otherwise determined by the Committee, if, as of the last business day of the applicable term of a SAR, (i) the SAR is outstanding and has a base price per share that is less than the Fair Market Value per share of Stock as of such date, and (ii) the Participant who holds such SAR is subject to a Blackout Period that is then in effect, then the SAR term shall automatically be extended until the 30th day after the expiration of the applicable Blackout Period.

(b) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Stock on the date the Stock Appreciation Right is exercised over (B) the Fair Market Value of the Stock on the date the Stock Appreciation Right was granted (which may be the original date of grant for a Substitute Award) and (ii) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Committee may impose.

7.2 Payment and Limitations on Exercise.

(a) Subject to Section 7.2(b), payment of the amounts determined under Section 7.1(b) above shall be in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or in cash, as determined by the Committee (or as specified in an Award Agreement).

(b) Any payment under this Section 7 shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8.

OTHER TYPES OF AWARDS

8.1 Performance Share Awards. Any Eligible Individual selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.2 Performance Stock Units. Any Eligible Individual selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalent of shares of Stock and/or units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

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8.3 Dividend Equivalents. Any Eligible Individual selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award other than an Option or SAR, to be credited as of dividend payment dates, during the period between the date such Award is granted and the date such Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee, provided, however, that if Dividend Equivalents are granted in connection with an Award that is subject to any performance-based vesting conditions, such Dividend Equivalents shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the related Award vests.

8.4 Stock Payments. Any Eligible Individual selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

8.5 Deferred Stock. Any Eligible Individual selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.

8.6 Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall, subject to Section 10.5(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.

ARTICLE 9.

QUALIFIED PERFORMANCE-BASED COMPENSATION

9.1 Purpose. The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant an Award intending to be Qualified Performance-Based Compensation pursuant to this Article 9 to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6, 8 or 10; provided, however, that the Committee may in its discretion grant Awards to Eligible Individuals (including Covered Employees) that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

9.2 Applicability. This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Qualified Performance-Based Compensation pursuant to this Article 9. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

9.3 Procedures with Respect to Qualified Performance-Based Compensation. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code,

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with respect to any Award granted under Articles 6 or 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.4 Payment of Qualified Performance-Based Compensation. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day Qualified Performance-Based Compensation for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive Qualified Performance-Based Compensation for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount of Qualified Performance-Based Compensation earned, the Committee may reduce or eliminate the amount of the Qualified Performance-Based Compensation earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

9.5 Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation pursuant to this Article 9 shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10.

PROVISIONS APPLICABLE TO AWARDS

10.1 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

10.2 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

10.3 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. No Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved from time to time by the Committee (or the Board in the case of Awards granted to Independent Directors). Notwithstanding the foregoing, to the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) (i) to the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of the Participant and/or one or more of the Persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the participant or the Persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided, however, that such

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Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan.

10.4 Beneficiaries. Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

10.5 Stock Certificates; Book Entry Procedures.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

(b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.6 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

10.7 Term. Except as otherwise provided herein, the term of any Award shall be set by the Committee in its discretion.

10.8 Exercise or Purchase Price. Except as set forth in Sections 5.1(a) and 7.1(b), the Committee may establish the exercise or purchase price, if any, of any Award; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

10.9 Treatment upon Termination of Employment or Service. An Award shall only be exercisable or payable while the Participant is an Employee, Consultant or Director, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or Disability, or otherwise.

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10.10 Form of Payment. Except as may otherwise be provided in the Plan, payments with respect to any Awards granted under this Plan shall be made in Stock.

10.11 Award Agreement. All Awards granted under this Plan shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.

ARTICLE 11.

CHANGES IN CAPITAL STRUCTURE

11.1 Adjustments.

(a) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 11.1(b) and 11.1(c):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, will be equitably adjusted. The adjustments provided under this Section 11.1(a)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(ii) With respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3), the Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring.

(b) Other than in connection with an Equity Restructuring, in the event of any combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock, the Committee may make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per share for any outstanding Awards under the Plan.

(c) Other than in connection with an Equity Restructuring, in the event of any transaction or event described in Section 11.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash and/or property, if any, equal to the fair value of such Award, as determined by the Committee or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Award and/or

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in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future; and

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement.

11.2 Acceleration Upon a Change in Control. Notwithstanding Section 11.1, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs and a Participant’s Award does not remain outstanding or is not assumed or an equivalent award substituted by a successor entity, then immediately prior to the Change in Control such Award shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse. In the event that the terms of any agreement between the Company or any Company subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 11.2, this Section 11.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect. For the purposes of this Section 11.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each share of Stock subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Stock for each share of Stock held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received for each share of Stock subject to the Award to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Stock in the Change in Control.

11.3 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

11.4 Restrictions on Exercise. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of 30 days prior to the consummation of any such transaction.

ARTICLE 12.

ADMINISTRATION

12.1 Committee. Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term “Committee” as used in this Plan shall be deemed to refer to the Board. The Board, at its discretion or as otherwise necessary to comply with the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other applicable rule or regulation, may delegate administration of the Plan to a Committee consisting of two or more members of the Board. Unless otherwise determined by the Board, the Committee shall consist solely of two or more members of the Board each of whom is an “outside director,” within the meaning of Section 162(m) of the Code, a Non-Employee Director and an “independent director” under the rules of the New York Stock Exchange (or other principal securities market on which shares of Stock are traded); provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise provided in any charter of the Committee. Notwithstanding the foregoing, the Committee may

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delegate its authority hereunder to the extent permitted by Section 12.5. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment; Committee members may resign at any time by delivering written notice to the Board; and vacancies in the Committee may only be filled by the Board.

12.2 Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.3 Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;

(e) Determine whether, to what extent, and pursuant to what circumstances the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

12.4 Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

12.5 Delegation of Authority. To the extent permitted by applicable law, the Board or the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) Employees who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Board or the Committee, as applicable, specifies at the time of such delegation, and the Board or the Committee, as applicable, may at any time rescind the authority so delegated or appoint a

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new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Board.

ARTICLE 13.

EFFECTIVE AND EXPIRATION DATE

13.1 Effective Date. The Plan will become effective on the date it is approved by the Company’s stockholders in calendar year 2013 (the “Effective Date”). If the Plan is not approved by the Company’s stockholders in calendar year 2013, the Plan will not become effective and no grants of Awards will be made under the Plan. Following the Effective Date, no further awards will granted under the 2007 Plan or any other Prior Plan. The Plan will be deemed to be approved by the stockholders if it is approved either:

(a) By a majority of the votes cast at a duly held stockholder’s meeting at which a quorum representing a majority of outstanding voting stock is, either in person or by proxy, present and voting on the plan; or

(b) By a method and in a degree that would be treated as adequate under New York law in the case of an action requiring stockholder approval.

13.2 Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after the tenth anniversary of the Effective Date, except that no Incentive Stock Options may be granted under the Plan after the date the Plan was approved by the Board in calendar year 2013. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 14.

AMENDMENT, MODIFICATION, AND TERMINATION

14.1 Amendment, Modification, and Termination. Subject to Section 15.15, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval shall be required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11), (ii) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant, or (iii) permits the Committee to extend the exercise period for an Option or a SAR beyond ten years from the date of grant (subject to Section 5.1(b) and the last sentence of Section 7.1(a)). Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, (i) except as permitted by Article 11, no Option or SAR may be amended to reduce the per share exercise price of the shares subject to such Option or SAR below the per share exercise price as of the date the Option or SAR is granted and (ii) except as permitted by Article 11, no Award or cash award may be granted in exchange for the cancellation or surrender of an Option or SAR.

14.2 Awards Previously Granted. Except with respect to amendments made pursuant to Section 15.15, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

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ARTICLE 15.

GENERAL PROVISIONS

15.1 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

15.2 No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

15.3 Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

15.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

15.5 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

15.6 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

15.7 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

15.8 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

15.9 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

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15.10 Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

15.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

15.12 Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

15.13 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of New York.

15.14 Claw-back. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares of Stock underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

15.15 Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

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